BOS-BUS:263808.6


REVOLVING CREDIT AGREEMENT

as of May 31, 1996 between EXPERT SOFTWARE, INC.

and

THE FIRST NATIONAL BANK OF BOSTON

--BOS-BUS:263808.6

TABLE OF CONTENTS

1.   DEFINITIONS:                                      1
2.   REVOLVING CREDIT FACILITY.                        7
2.1.  Commitment to Lend.  (a)                         7
2.2.  Requests for Loans.                              8
2.3.  Conversion Options.                              9
2.3.1.  Conversion to Different Loan Type.             9
2.3.2.  Continuation of Loan Type.                     9
2.3.3.  LIBOR Rate Loans.                              10
2.4.  Interest.                                        10
2.5.  Repayments and Prepayments.                      10
3.   CHANGES IN CIRCUMSTANCES, ETC.                    11
3.1.  Inability to Determine LIBOR Rate.               11
3.2.  Illegality.                                      11
3.3.  Change in Circumstances.                         12
3.4.  Certificate.                                     12
3.5.  Indemnity.                                       12
4.   FEES AND PAYMENTS.                                13
5.  REPRESENTATIONS AND WARRANTIES.                    13
6.   CONDITIONS PRECEDENT.                             15
7.   COVENANTS.                                        15
7.1.  Affirmative Covenants.                           15
7.2.  Negative Covenants.                              17
7.3.  Financial Covenants.                             18
8.   EVENTS OF DEFAULT; ACCELERATION.                  19
9.   SETOFF.                                           20
10.  CONFIDENTIALITY.                                  21
11.  MISCELLANEOUS.                                    21

BOS-BUS:263808.6
EXPERT SOFTWARE, INC.


REVOLVING CREDIT AGREEMENT

This REVOLVING CREDIT AGREEMENT (this "Agreement") is made as of May 31, 1996, by and between EXPERT SOFTWARE, INC. (the "Borrower"), a Delaware Corporation having its principal place of business at 800 Southwest 37th Avenue, Executive Tower, Suite 750, Coral Gables, Florida 33134, and THE FIRST NATIONAL BANK OF BOSTON (the "Bank"), a national banking association with its head office at 100 Federal Street, Boston, Massachusetts 02110.

1.  DEFINITIONS.

Certain capitalized terms are defined below:

Accounts: All rights of the Borrower or any of its Subsidiaries to any payment of money for goods sold, leased, licensed or otherwise marketed in the ordinary course of business, whether evidenced by or under or in respect of a contract or instrument, and to all proceeds in respect thereof.

Agreement: See preamble, which term shall include this Agreement and the Schedules hereto, all as amended and in effect from time to time.

Bank:  See preamble.

Base Rate: The higher of (i) the annual rate of interest announced from time to time by the Bank at its head office as the Bank's "base rate" and (ii) one-half of one percent
(1/2%) per annum above the Federal Funds Effective Rate.

Base Rate Margin:  Zero percent (0%) per annum.

Borrower:  See  preamble.

Business Day: Any day on which banks in Boston, Massachusetts, are open for business generally and, in the case of LIBOR Rate Loans, also a day which is a LIBOR Business Day.

Capitalized Leases: Leases under which the Borrower or any of its Subsidiaries is the Lessee or obligor, the discounted, future rental payment obligations under which are required to be capitalized on the consolidated balance sheet of the Borrower and its Subsidiaries in accordance with GAAP.

Change of Control: A Change of Control shall be deemed to have occurred if: (a) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Borrower's Board of Directors (together with any new directors whose election to the Borrower's Board of Directors or whose nomination for election to the Borrower's Board of Directors by the Borrower's shareholders was approved by a vote of at least two-thirds of the Borrower's directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Borrower's directors then in office; or

(b) the Borrower shall cease to own and control directly, of record and beneficially, 100% of each class of outstanding capital stock of each of its Subsidiaries free and clear of all Liens (other than any Lien permitted under this Agreement).

Charter Documents: In respect of any entity, the certificate or articles of incorporation or organization and the by-laws of such entity, or other constitutive documents of such entity.

Commitment: The obligation of the Bank to make Loans to the Borrower up to an aggregate outstanding principal amount not to exceed $5,000,000, as such amount may be reduced from time to time or terminated hereunder.

Consent: In respect of any person or entity, any permit, license or exemption from, approval, consent of, registration or filing with any local, state or federal governmental or regulatory agency or authority, required under applicable law. Consolidated Current Assets: All cash, marketable securities, Accounts and inventory of the Borrower and its Subsidiaries on a consolidated basis. Consolidated Current Liabilities: All liabilities of the Borrower and its Subsidiaries on a consolidated basis payable on demand or maturing within one
(1) year from the date as of which current liabilities are to be determined, and such other liabilities that in accordance with GAAP are properly classified as current liabilities. Consolidated Operating Cash Flow: For any period, the amount equal to (i) the sum of (A) the consolidated earnings (or loss) from the operations of the Borrower and its Subsidiaries on a consolidated basis for such period, after payment or provision for all expenses and other proper charges, but before payment or provision for any income taxes, interest expense or commitment fees, plus (B) depreciation, amortization and right-offs of purchase costs in connection with acquisitions permitted under Sect. 7.2(e) for such period, minus (ii) the income tax liability for such period as determined by GAAP exclusive of the deferred tax portion of such tax liability, minus (iii) capital expenditures (other than expenditures financed by a third party) made during such period to the extent permitted hereunder, minus (iv) software capitalized during such period in the ordinary course of business .

Consolidated Tangible Net Worth: The excess of (i) all assets of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP, over (ii) all liabilities of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP, minus (iii) the sum of (A) the book value of all intangibles determined in accordance with GAAP, including good will and intellectual property, and (B) any write-up in the book value of assets since the most recent audited Financials in existence on the date hereof.

Consolidated Total Debt Service: For any period, the sum of (i) Consolidated interest expense of the Borrower and its Subsidiaries, plus (ii) scheduled payments (if any) of long term indebtedness, plus (iii) Capitalized Lease payments.

Consolidated Total Liabilities: All liabilities of the Borrower and its Subsidiaries on a consolidated basis that in accordance with GAAP are properly classified as liabilities. Conversion Request: A notice given by the Borrower to the Bank of the Borrower's election to convert or continue a Loan in accordance with ss.2.3 hereof. Domestic Lending Office: Initially, the office of the Bank designated as such by notice to the Borrower; thereafter such other office of the Bank, if any, located within the United States that will be making or maintaining Base Rate Loans. Default: An event or act which with the giving of notice and/or the lapse of time, would become an Event of Default.

Drawdown Date: In respect of any Loan, the date on which such Loan is made to the

Borrower.

Environmental Laws: All laws pertaining to environmental matters, including without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, in each case as amended, and all rules, regulations, judgments, decrees, orders and licenses arising under all such laws. ERISA: The Employee Retirement Income Security Act of 1974, as amended, and all rules, regulations, judgments, decrees, and orders arising thereunder. Eurocurrency Reserve Rate: For any day with respect to a LIBOR Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

Event of Default:  Any of the events listed in ss.8 hereof.

Federal Funds Effective Rate: For any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Bank from three funds brokers of recognized standing selected by the Bank.

Financials: In respect of any period, the consolidated balance sheet of any person or entity and its Subsidiaries as at the end of such period, and the related statement of income and consolidated statement of cash flow for such period, each setting forth in comparative form the figures for the previous comparable fiscal period, all in reasonable detail and prepared in accordance with GAAP.

GAAP: Generally accepted accounting principles consistent with those adopted by the Financial Accounting Standards Board and its predecessor, (i) generally, as in effect from time to time, and (ii) for purposes of determining compliance by the Borrower with its financial covenants set forth herein, as in effect for the fiscal year therein reported in the most recent Financials submitted to the Bank prior to execution of this Agreement.

Indebtedness: In respect of any entity, all obligations, contingent and otherwise, for borrowed money that in accordance with GAAP should be classified as liabilities. Interest Payment Date: (i) As to any Base Rate Loan, the last day of the calendar month which includes the Drawdown Date thereof; and (ii) as to any LIBOR Rate Loan in respect of which the Interest Period is (a) 90 days or less, the last day of such Interest Period and, (b) more than 90 days, the date that is 90 days from the first day of such Interest Period.

Interest Period: With respect to each Loan, (i) initially, the period commencing on the Drawdown Date of such loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request (A) for any Base Rate Loan the last day of the calendar month; and (B) for any LIBOR Rate Loan, 30, 60, 90 or 180 days and (ii) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request;
provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

      (a) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding LIBOR Business Day;

      (b) if the Borrower shall fail to give notice as provided in ss.2.3, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

      (c) any Interest Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of a calendar month; and

      (d) any Interest Period relating to any LIBOR Rate Loan that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.
Inventory: All goods, merchandise and other personal property, now owned or hereafter acquired by the Borrower or any of its Subsidiaries, which are held for sale or leased, or furnished under a contract for service, or are raw materials, work in process, or materials used in the Borrower's or such Subsidiary's business.

LIBOR Business Day: Any day on which commercial banks are open for international business (including dealings in U.S. dollar deposits) in London.
LIBOR Lending Office: Initially, the office of the Bank designated as such by notice to the Borrower; thereafter, such other office of the Bank, if any, that shall be making or maintaining LIBOR Rate Loans.

LIBOR Rate: For any Interest Period with respect to a LIBOR Rate Loan, the rate of interest equal to (i) the rate determined by the Bank at which U.S. dollar deposits for such Interest Period are offered based on information presented on Telerate Page 3750 as of 11:00 a.m. London time on the second LIBOR Business Day prior to the first day of such Interest Period, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

LIBOR Rate Loans: Loans bearing interest calculated by reference to the LIBOR Rate.
LIBOR Rate Margin: With respect to any LIBOR Rate Loan, one and three quarters percent (1.75%) per annum.

Liens: Any encumbrance, mortgage, pledge, hypothecation, charge, restriction or other security interest of any kind securing any obligation of any entity or person.

Loan: Any loan made or to be made to the Borrower pursuant to Sect. 2 hereof.
Loan Documents: This Agreement and the Note, in each case as from time to time amended, restated or supplemented.

Loan Request:  See Sect. 2.2.

Materially Adverse Effect: Any materially adverse effect on the financial condition or business operations of the Borrower and its Subsidiaries taken together or material impairment of the ability of the Borrower or any of its Subsidiaries to perform its obligations hereunder or under any of the other Loan Documents.

Maturity Date: May 31, 1998 or such earlier date on which all Loans may become due and payable pursuant to the terms hereof.

Note.  See ss.2.1.

Obligations: All indebtedness, obligations and liabilities of the Borrower and its Subsidiaries to the Bank, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any other Loan Document or in respect of any of the Loans or the Note or other instruments at any time evidencing any thereof.

Requirement of Law: In respect of any person or entity, any law, treaty, rule, regulation or determination of an arbitrator, court, or other governmental authority, in each case applicable to or binding upon such person or entity or affecting any of its property. Subsidiary: In respect of the Borrower, any business entity of which the Borrower at any time owns or controls directly or indirectly more than fifty percent (50%) of the outstanding shares of stock having voting power, regardless of whether such right to vote depends upon the occurrence of a contingency.

2.  REVOLVING CREDIT FACILITY.

2.1.  Commitment to Lend.

(a)

Upon the terms and subject to the conditions of this Agreement, the Bank agrees to lend to the Borrower on the Drawdown Dates requested by the Borrower such sums that the Borrower may request, from the date hereof until but not including the Maturity Date, provided that the sum of the outstanding principal amount of all Loans(after giving effect to all amounts requested) shall not exceed the Commitment.

Base Rate Loans shall be in the minimum aggregate amount of $50,000 or an integral multiple there of and LIBOR Rate Loans shall be in the minimum aggregate amount of $100,000 or an integral multiple thereof.

(b) Notwithstanding the notice requirements set forth in ss.2.2(a), Loans may be made from time to time in the following manner: the Bank may make Loans to the Borrower by entry of credits to the Borrower's controlled disbursement account with the Bank, account no. 55164696 (the "Disbursement Account") to cover checks or other charges which the Borrower has drawn or made against such Disbursement Account. The Borrower hereby requests and authorizes the Bank to make from time to time such Loans by means of appropriate entries of such credits sufficient to cover checks and other charges then presented. The Borrower and the Bank may also agree to effect such other controlled disbursement arrangements as may be mutually satisfactory.

The Borrower acknowledges and agrees that the making of such Loans in accordance with this ss.2.1(b) shall, in each case, be subject in all respects to provisions of this Agreement as if they were Loans covered by a Loan Request including, without limitation, the limitations set forth in ss.2.1 and the requirement that the applicable provisions of ss.7 be satisfied. All actions taken by the Bank pursuant to the provisions of this ss.2.1(b) shall be conclusive and binding on the Borrower absent manifest error by the Bank. (c) The obligation of the Borrower to repay to the Bank the principal of the Loans and interest accrued thereon shall be evidenced by a promissory note (the "Note") in the maximum aggregate principal amount of $5,000,000 executed and delivered by the Borrower and payable to the order of the Bank, in form and substance satisfactory to the Bank.

2.2.  Requests for Loans.

  (a) The Borrower shall give to the Bank written notice in form and substance satisfactory to the Bank (or telephonic notice confirmed in writing in form and substance satisfactory to the Bank) of each Loan requested hereunder (a "Loan Request") (i) no later than 10:00 a.m., Boston time, on the proposed Drawdown Date of any Base Rate Loan, and (ii) no less than three (3) LIBOR Business Days prior to the proposed Drawdown Date of any LIBOR Rate Loan. Each such notice shall specify (A) the principal amount of the Loan requested, (B) the proposed Drawdown Date of such Loan, (C) the Interest Period for such Loan, and (D) whether such Loan shall be a Base Rate Loan or LIBOR Rate Loan. Each such notice shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Loan requested from the Bank on the proposed Drawdown Date. Each Request shall be in a minimum aggregate amount of $50,000 for Base Rate Loans or an integral multiple thereof and $100,000 for LIBOR Rate Loans or an integral multiple thereof.

2.3.  Conversion Options.

2.3.1.  Conversion to Different Loan Type.

  The Borrower may elect from time to time to convert any outstanding Loan from a Base Rate Loan to a LIBOR Rate Loan or from a LIBOR Rate Loan to a Base Rate Loan, provided that (i) with respect to any such conversion of a LIBOR Rate Loan to a Base Rate Loan, the Borrower shall give the Bank at least three (3) Business Days prior written notice of such election, (ii) with respect to any such conversion of a LIBOR Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto,
(iii) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan, the Borrower shall give the Bank at least three (3) LIBOR Business Days prior written notice of such election and the requested Interest Period, and
(iv) no loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made the Bank shall take such action as is necessary to transfer such Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be. All or any part of outstanding Loans may be converted as provided herein, provided that partial conversions shall be in an aggregate principal amount of $50,000 with respect to Base Rate Loans or an integral multiple thereof, and $100,000 with respect to LIBOR Rate Loans or a whole multiple thereof. Each Conversion Request relating to the conversion of a Base Rate Loan to a LIBOR Rate Loan shall be irrevocable by the Borrower.

2.3.2.  Continuation of Loan Type.

  Any Base Rate Loan or LIBOR Rate Loan may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in ss.2.3.1; provided that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which the officers of the Bank active upon the Borrower's account have actual knowledge. In the event that the Borrower fails to provide any such notice with respect to the continuation of any LIBOR Rate Loan as such, then such LIBOR Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto.

2.3.3.  LIBOR Rate Loans.

  Any conversion to or from LIBOR Rate Loan shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (i) the aggregate principal amount of all LIBOR Rate Loans having the same Interest Period shall not be less than $100,000 or a whole multiple thereof, and (ii) there shall not be more than six (6) outstanding Loans which are LIBOR Rate Loans at any time.

2.4.  Interest.

  So long as no Event of Default is continuing, (i) each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof, and ending on the last day of the Interest Period with respect thereto at a rate per annum which is equal to the sum of (A) the Base Rate, and (B) the Base Rate Margin, and (ii) each LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to the sum of (A) the LIBOR Rate, and (B) the LIBOR Rate Margin. While an Event of Default is continuing, amounts payable under any of the Loan Documents shall bear interest (compounded monthly and payable on demand in respect to override amounts) at a rate per annum which is equal to the sum of (i) the Base Rate, and (ii) two percent (2%) until such amount is paid in full or (as the case may be) such Event of Default has been cured or waived in writing by the Bank (after as well as before judgment).

2.5.  Repayments and Prepayments.

  The Borrower hereby agrees to pay the Bank on the Maturity Date the entire unpaid principal of and interest on all Loans. The Borrower may elect to prepay the outstanding principal of all or any part of any Loan, without premium or penalty, provided that the full or partial prepayment of the outstanding amount of any LIBOR Rate Loans pursuant to this ss.2.5 may be made only on the last day of the Interest Period Relating thereto. The Borrower shall give the Bank no later than 10:00 a.m. Boston time, at least three (3) LIBOR Business Days prior written notice, of any proposed prepayment pursuant to this ss.2.5 of any LIBOR Rate Loan and on the date of such prepayment pursuant to this ss.2.5 of any Base Rate Loan, in each case specifying the proposed date of such prepayment and the amount to be prepaid. The Borrower shall be entitled to reborrow before the Maturity Date such amounts, upon the terms and subject to the conditions of this Agreement. Each repayment or prepayment of principal of any Loan shall be accompanied by payment of the unpaid interest accrued to such date on the principal being repaid or prepaid. If at any time the outstanding principal amount of the Loans shall exceed the Commitment, the Borrower shall immediately pay the amount of such excess to the Bank for application to the Loans. The Borrower may elect to reduce or terminate the Commitment by a minimum principal amount of $100,000 or an integral multiple thereof, upon written notice to the Bank given by 10:00 a.m. Boston time at least two (2) Business Days prior to the date of such reduction or termination. The Borrower shall not be entitled to reinstate the Commitment following such reduction or termination.

3.  CHANGES IN CIRCUMSTANCES, ETC.

3.1.  Inability to Determine LIBOR Rate.

  In the event, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Bank shall determine that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate that would otherwise determine the rate of interest to be applicable to any LIBOR Rate Loan during any Interest Period, the Bank shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower) to the Borrower. In such event (i) any Loan Request or Conversion Request with respect to any LIBOR Rate Loan shall be automatically withdrawn and shall be deemed a request for a Base Rate Loan, (ii) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Loan, and (iii) the obligation of the Bank to make LIBOR Rate Loans shall be suspended until the Bank determines that the circumstances giving rise to such suspension no longer exist, whereupon the Bank shall so notify the Borrower. 3.2. Illegality.

  Notwithstanding any other provisions herein, if any future law, regulation, treaty or directive or any future interpretation or application of any present or future law, regulation, treaty or directive shall make it unlawful for the Bank to make or maintain LIBOR Rate Loans, the Bank shall forthwith give notice of such circumstances to the Borrower and thereupon (i) the commitment of the Bank to make LIBOR Rate Loans or convert Base Rate Loans to LIBOR Rate Loans shall forthwith be suspended, and (ii) the Loans then outstanding as LIBOR Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Bank, upon demand by the Bank, any additional amounts necessary to compensate the Bank for any costs incurred by the Bank in making any conversion in accordance with this ss.3.2, including any interest or fee payable by the Bank to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder.

3.3.  Change in Circumstances.

  If, on or after the date hereof, the Bank determines that (i) the adoption of, or any change in, any applicable law, rule, regulation or guideline or the interpretation or administration thereof (whether or not having the force of law), or (ii) compliance by the Bank or its parent holding company with any guideline, request or directive (whether or not having the force of law), (A) shall subject the Bank to any tax, duty or other charge with respect to any LIBOR Rate Loan or the Note, or shall change the basis of taxation of payments to the Bank of the principal of or interest on, LIBOR Rate Loans or in respect of any other amounts due under this Agreement in respect of LIBOR Rate Loans (other than with respect to taxes based upon the Bank's net income), or (B) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any LIBOR Rate Loan any such requirement included in an applicable Eurocurrency Reserve
Rate) against assets of, deposits with or for the account of, or credit extended by, the Bank, or shall impose on the Bank or the London interbank market any other condition affecting LIBOR Rate Loans or the Note and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining any LIBOR Rate Loan, or to reduce the amount of any sum received or receivable by the Bank under this Agreement or under the Note with respect to any Loan, by an amount reasonably deemed by the Bank to be material, then, upon demand by the Bank, the Borrower agrees to pay to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduction. 3.4. Certificate.

  A certificate setting forth any additional amounts payable pursuant to ss.ss.3.2 and 3.3 and a brief explanation of such amounts which are due, submitted by the Bank to the
 Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

3.5.  Indemnity.

  The Borrower agrees to indemnify and hold the Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) the Bank may sustain as a consequence of the Borrower's failure to pay the principal amount of any LIBOR Rate Loan as and when due or the payment of any LIBOR Rate Loan on a date that is not the last day of the Interest Period applicable thereto, including interest or fees payable by the Bank to lenders of funds obtained by it in order to maintain any such Loans.

4.  FEES AND PAYMENTS.

Contemporaneously with execution and delivery of this Agreement, the Borrower shall pay to the Bank a closing fee in the amount of $25,000. The Borrower shall pay to the Bank, on the first day of each calendar quarter hereafter, and upon the Maturity Date or the date upon which the Commitment is no longer in effect, a commitment fee calculated at a rate per annum which is equal to one-half of one percent (0.5%) of the average daily difference by which the Commitment amount exceeds the aggregate of the outstanding Loans during the preceding calendar quarter or portion thereof. All payments to be made by the Borrower hereunder or under any of the other Loan Documents shall be made in U.S. dollars in immediately available funds at the Bank's head office at 100 Federal Street, Boston, Massachusetts, without set-off or counterclaim and without any withholding or deduction whatsoever. The Bank shall be entitled to charge any account of the Borrower with the Bank for any sum due and payable by the Borrower to the Bank hereunder or under any of the other Loan Documents. If any payment hereunder is required to be made on a day which is not a Business Day, it shall be paid on the immediately succeeding Business Day, with interest and any applicable fees adjusted accordingly. All computations of interest or of the commitment fee payable hereunder shall be made by the Bank on the basis of actual days elapsed and on a 360-day year.

5.  REPRESENTATIONS AND WARRANTIES.

The Borrower represents and warrants to the Bank on the date hereof, on the date of any Loan Request, and on each Drawdown Date that:

(a) the  Borrower  and  each of its  Subsidiaries  is  duly  organized,  validly existing, and in good standing under the laws of its jurisdiction of incorporation and is duly qualified and in good standing in every other jurisdiction where it is doing business except where a failure to be so qualified would not have a Materially Adverse Effect, and the execution, delivery and performance by the Borrower and each of its Subsidiaries of the Loan Documents to which it is a party (i) are within its corporate authority, (ii) have been duly authorized, (iii) do not conflict with or contravene its Charter Documents;

(b) upon execution and delivery thereof, each Loan Document shall constitute the legal, valid and binding obligation of the Borrower and its Subsidiaries party thereto, enforceable in accordance with its terms except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights;

(c) the Borrower has good and marketable title to all its material properties, subject only to Liens permitted hereunder, and possesses all material assets, including intellectual properties, franchises and Consents, adequate for the conduct of its business as now conducted, without known conflict with any rights of others. The Borrower maintains insurance with financially responsible insurers, copies of the policies for which have been previously delivered to the Bank, covering such risks and in such amounts and with such deductibles as are customary in the Borrower's business and are adequate;

(d) the Borrower has provided to the Bank its audited Financials as at December 31, 1995, and unaudited quarterly Financials as at March 31, 1996, and for the fiscal periods then ended, and such Financials are complete and correct and fairly present the position of the Borrower and its Subsidiaries as at such date and for such period in accordance with GAAP consistently applied, excluding, with respect to the unaudited quarterly Financials, footnotes, reserves and year end adjustment;

(e) since December 31, 1995, there has been no materially adverse change of any kind in the Borrower or any of its Subsidiaries which would have a Materially Adverse Effect;

(f) except as set forth in the Borrower's most recent Form 10-K filed with the Securities and Exchange Commission, there are no legal or other proceedings or investigations pending or threatened against the Borrower or any of its Subsidiaries before any court, tribunal or regulatory authority which would, if adversely determined, alone or together, have a Materially Adverse Effect;

(g) the execution, delivery, performance of its obligations, and exercise of its rights under the Loan Documents by the Borrower, including borrowing under this Agreement (i) do not require any Consents; and (ii) are not and will not be in conflict with or prohibited or prevented by (A) any Requirement of Law, or (B) any Charter Document, corporate minute or resolution, instrument, agreement or provision thereof, in each case binding on it or affecting its property; (h) the Borrower is not in violation of (i) any Charter Document, corporate minute or resolution, (ii) any instrument or agreement, in each case binding on it or affecting its property, in a manner which could have a Materially Adverse Effect or (iii) any Requirement of Law, in a manner which could have a Materially Adverse Effect, including, without limitation, all applicable federal and state tax laws, ERISA and Environmental Laws; and

(i)  the only Subsidiaries of the Borrower are Swfte
International, Ltd. and ES International, Inc. and neither the Borrower nor any of its Subsidiaries is a party to any partnership or joint venture.

6.  CONDITIONS PRECEDENT.

In addition to the making of the foregoing representations and warranties and the delivery of the Loan Documents and such other documents and the taking of such actions as the
 Bank may require at or prior to the time of executing this Agreement, the obligation of the Bank to make any Loan to the Borrower hereunder is subject to the satisfaction of the following further conditions precedent:

(a) each of the representations and warranties of the Borrower to the Bank herein, in any of the other Loan
Documents or any documents, certificate or other paper or notice in connection herewith shall be true and correct in all material respects as of the time made or claimed to have been made;

(b)  no Default or Event of Default shall be continuing;

(c) all proceedings in connection with the transactions contemplated hereby shall be in form and substance satisfactory to the Bank, and the Bank shall have received all information and documents as it may have reasonably requested in order to evidence fulfillment of the conditions set forth in this ss.6; and (d) no change shall have occurred in any law or regulation or in the interpretation thereof that in the reasonable opinion of the Bank would make it unlawful for the Bank to make such Loan.

7.  COVENANTS.

7.1.  Affirmative Covenants.

The Borrower agrees that until the termination of the Commitment and the payment and satisfaction in full of all the Obligations, the Borrower will, and where applicable will cause each of its Subsidiaries to comply with its obligations as set forth throughout this Agreement and to:

(a) furnish the Bank:  (i) as soon as available  but in any event within  ninety
(90) days after the close of each fiscal year, its audited Financials for such fiscal year, certified by Arthur Andersen LLP or by other nationally recognized independent certified public accountants; (ii) as soon as available but in any event within forty-five (45) days after the end of each fiscal quarter its unaudited Financials for such quarter, certified by its chief financial officer; and (iii)together with the quarterly and annual audited Financials, a certificate of the Borrower setting forth computations demonstrating compliance with the Borrower's financial covenants set forth herein, and certifying that no Default or Event of Default has occurred, or if it has, the actions taken by the Borrower with respect thereto;

(b) keep true and accurate books of account in accordance with GAAP, maintain its current fiscal year and permit the Bank or its designated representatives to inspect the Borrower's premises during normal business hours, to examine and be advised as to such or other business records upon the request of the Bank, and to permit the Bank's commercial finance examiners to conduct periodic commercial finance examinations;

(c) (i) maintain its corporate existence, business and assets, (ii) keep its business and assets adequately insured, (iii) maintain its chief executive office in the United States, (iv) continue to engage in the same lines of business, and (v) comply with all Requirements of Law, including ERISA and Environmental Laws; (d) notify the Bank promptly in writing of (i) the occurrence of any Default or Event of Default, (ii) any noncompliance with ERISA or any Environmental Law or proceeding in respect thereof which could have a Materially Adverse Effect, (iii) any change of address, (iv) any threatened or pending litigation or similar proceeding affecting the Borrower or such Subsidiary which if adversely adjudicated could have a Materially Adverse Effect or any material change in any such litigation or proceeding previously reported which could have a Materially Adverse Effect and (v) material claims against any assets or properties of the Borrower or such Subsidiary;

(e) use the proceeds of the Loans solely for acquisitions permitted under this Agreement and working capital and general corporate purposes, and not for the carrying of "margin security" or "margin stock" within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224; and

(f) cooperate with the Bank, take such action, execute such documents, and provide such information as the Bank may from time to time request in order further to effect the transactions contemplated by and the purposes of the Loan Documents.

7.2.  Negative Covenants.

The Borrower agrees that until the termination of the Commitment and the payment and satisfaction in full of all the Obligations, the Borrower will not and where applicable will not permit its Subsidiaries to:

(a) create, incur or assume any Indebtedness other than (i) Indebtedness to the Bank, (ii) Indebtedness under operating leases, and (iii) Indebtedness in respect of the acquisition of property which does not exceed $5,000,000 in the aggregate; (b) create or incur any Liens on any of the property or assets of the Borrower or any of its Subsidiaries except (i) Liens securing the Obligations;
(ii) Liens securing taxes or other governmental charges not yet due; (iii) deposits or pledges made in connection with social security obligations; (iv) Liens of carriers, warehousemen, mechanics and materialmen, less than 120 days old as to obligations not yet due or which are being contested in good faith and for which reserves have been set aside on the books of the Borrower; (v)
easements, rights-of-way, zoning restrictions and similar minor Liens which individually and in the aggregate do not have a Materially Adverse Effect; (vi) purchase money security interests in or purchase money mortgages on real or personal property securing purchase money Indebtedness permitted by ss.7.2(a)(ii), covering only the property so acquired; and (vii) other Liens existing on the date hereof and listed on Schedule 7.2(b) hereto;

(c) make any investments other than investments in (i) marketable obligations of the United States maturing within one (1) year, (ii) certificates of deposit, bankers' acceptances and time and demand deposits of United States banks having total assets in excess of $1,000,000,000, (iii) Subsidiaries which are parties to the Loan Documents or (iv) such other investments as the Bank may from time to time approve in writing or which are consistent with the Borrower's investment guidelines delivered to the Bank;

(d) make any distributions on or in respect of its capital of any nature whatsoever, other than dividends payable solely in shares of common stock or distributions by Subsidiaries to the Borrower; or

(e) become party to a merger or sale-leaseback transaction, or to effect any material disposition of assets other than in the ordinary course or which are obsolete, or to purchase, lease or otherwise acquire assets other than (i) in the ordinary course of business, or (ii) asset or stock acquisitions, provided that (A) each such acquisition shall be supported by the acquired entity's management, directors and major stockholders, (B) the acquired entity's business shall be in substantially the same line of business as the Borrower, (C) no Default or Event of Default shall have occurred and be continuing or would result after giving effect thereto, and (D) the chief financial officer of the Borrower shall have delivered to the Bank a certified statement demonstrating pro forma compliance with the financial covenants set forth in ss.7.3 upon consummation of each such acquisition.

7.3.  Financial Covenants.

The Borrower agrees that until the termination of the Commitment and the payment and satisfaction in full of all the Obligations, the Borrower will not and where applicable will not allow its Subsidiaries to:

(a) permit on a consolidated basis a net loss (before deduction for amortization of intangible assets, write-offs of purchased software research and development and deferred taxes), during any two (2) consecutive fiscal quarters; (b) permit the ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth to exceed 0.8 to 1 as the end of any fiscal quarter; (c) permit the ratio of Consolidated Current Assets to the sum of Consolidated Current Liabilities plus long term indebtedness to be less than 1.50 to 1 as at the end of any fiscal quarter; or

(d) permit the ratio of Consolidated Operating Cash Flow to Consolidated Total Debt Service to be less than 4.00 to 1 as at the end of any fiscal quarter.

8.  EVENTS OF DEFAULT; ACCELERATION.

If any of the following events ("Events of Default") shall occur: (a) the Borrower or any Subsidiary shall fail to pay when due and payable any principal of the Loans when the same becomes due;

(b) the Borrower shall fail to pay interest on the Loans or any other sum due under any of the Loan Documents within two (2) Business Days after the date on which the same shall have first become due and payable;

(c) the Borrower shall fail to perform any term, covenant or agreement contained in clauses (b), (c)(i), (c)(ii), (d) and (e) of ss.7.1, ss.7.2 and ss.7.3; (d)
the Borrower or any Subsidiary shall fail to perform any other term, covenant or agreement contained in the Loan Documents within thirty (30) days after the Bank has given written notice of such failure to the Borrower; (e) any representation or warranty of the Borrower or any of its Subsidiaries in the Loan Documents or in any certificate or notice given in connection therewith shall have been false or misleading in any material respect at the time made or deemed to have been made;

(f) the Borrower or any of its Subsidiaries shall be in default (after any applicable period of grace or cure period) under any agreement or agreements evidencing Indebtedness owing to the Bank or any affiliates of the Bank or in excess of $250,000 in aggregate principal amount, or shall fail to pay such Indebtedness when due, or within any applicable period of grace;

(g) any of the Loan Documents shall cease to be in full force and effect, (h) the Borrower or any of its Subsidiaries (i) shall make an assignment for the benefit of creditors, (ii) shall be adjudicated bankrupt or insolvent, (iii) shall seek the appointment of, or be the subject of an order appointing, a trustee, liquidator or receiver as to all or part of its assets which order has not been vacated, overturned or otherwise nullified within sixty (60) days, (iv) shall commence, approve or consent to, any case or proceeding under any bankruptcy, reorganization or similar law and, in the case of an involuntary case or proceeding, such case or proceeding is not dismissed within sixty (60) days following the commencement thereof, or (v) shall be the subject of an order for relief in an involuntary case under federal bankruptcy law; (i) the Borrower or any of its Subsidiaries shall be unable to pay its debts as they mature;

(j) there shall remain undischarged for more than thirty (30) days any final judgment or execution action against the Borrower or any of its Subsidiaries that, together with other outstanding claims and execution actions against the Borrower and its Subsidiaries exceeds $250,000 in the aggregate; or (k) any Change of Control shall occur.

THEN, or at any time thereafter:

(1) In the case of any Event of Default under clause (h) or (i), the Commitment shall automatically terminate, and the entire unpaid principal amount of the Loans, all interest accrued and unpaid thereon, and all other amounts payable thereunder and under the other Loan Documents shall automatically become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower; and (2) In the case of any Event of Default other than (h) and (i), the Bank may, by written notice to the Borrower, terminate the Commitment and/or declare the unpaid principal amount of the Loans, all interest accrued and unpaid thereon, and all other amounts payable hereunder and under the other Loan Documents to be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower. No remedy herein conferred upon the Bank is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and in addition to every other remedy hereunder, now or hereafter existing at law or in equity or otherwise.

9.  SETOFF.

Regardless of the adequacy of any collateral for the Obligations, any deposits or other sums credited by or due from the Bank to the Borrower may be applied to or set off against any principal, interest and any other amounts due from the Borrower to the Bank at any time without notice to the Borrower, or compliance with any other procedure imposed by statute or otherwise, all of which are hereby expressly waived by the Borrower.

10.  CONFIDENTIALITY.

The Bank agrees to exercise reasonable efforts to keep any information delivered or made available by the Borrower to it confidential from anyone other than persons employed or retained by the Bank, including legal counsel, who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided, however, that nothing herein shall prevent the Bank from disclosing such information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of any regulatory agency or authority having jurisdiction over the Bank, (iii) which has been publicly disclosed by or on behalf of the Borrower, (iv) to the extent reasonably required in connection with any litigation to which the Bank or its affiliates may be a party, and (v) to the extent reasonably required in connection with any audits or accountings; provided, that, should disclosure of any such confidential information be required by virtue of either clause (i) or (ii) of the immediately preceding sentence, the Bank shall promptly notify the Borrower as to allow the Borrower to seek a protective order or to take any other appropriate action; provided, further, that, the Bank shall not be required to delay compliance with any directive to disclose any such information so as to allow the Borrower to effect any such action. 11. MISCELLANEOUS.

The Borrower agrees to indemnify and hold harmless the Bank and its officers, employees, affiliates, agents, and controlling persons from and against all claims, damages, liabilities and losses of every kind arising out of the Loan Documents, including without limitation, against those in respect of the application of Environmental Laws to the Borrower and its Subsidiaries absent the gross negligence or willful misconduct of the Bank. The

Borrower shall pay to the Bank promptly on demand all costs and expenses (including any taxes and reasonable legal and other professional fees and fees of its commercial finance examiner) incurred by the Bank in connection with the preparation, negotiation, execution, amendment, administration or enforcement of any of the Loan Documents and solely in connection with the preparation, negotiation and execution of the Loan Documents as of the Closing Date, the legal fees and disbursements of the Borrower's legal counsel shall not exceed $7,000 in the aggregate. Any communication to be made hereunder shall (i) be made in writing, but unless otherwise stated, may be made by telex, facsimile transmission or letter, and (ii) be made or delivered to the address of the party receiving notice which is identified with its signature below (unless such party has by five (5) days written notice specified another address), and shall be deemed made or delivered, when dispatched, left at that address, or five (5) days after being mailed, postage prepaid, to such address. This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns, but the Borrower may not assign its rights or obligations hereunder. This Agreement may not be amended or waived except by a written instrument signed by the Borrower and the Bank, and any such amendment or waiver shall be effective only for the specific purpose given. No failure or delay by the Bank to exercise any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege. The provisions of this Agreement are severable and if any one provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, such invalidity or unenforceability shall affect only such provision in such jurisdiction. This Agreement, together with all Schedules hereto, expresses the entire understanding of the parties with respect to the transactions contemplated hereby. This Agreement and any amendment hereby may be executed in several counterparts, each of which shall be an original, and all of which shall constitute one agreement. In proving this Agreement, it shall not be necessary to produce more than one such counterpart executed by the party to be charged. THIS AGREEMENT AND THE NOTE ARE

CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL BE CONSTRUED IN ACCORDANCE THEREWITH AND GOVERNED THEREBY. THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN. The Borrower, as an inducement to the Bank to enter into this Agreement, hereby waives its right to a jury trial with respect to any action arising in connection with any Loan Document. IN WITNESS WHEREOF, the undersigned have duly executed this Revolving Credit Agreement as a sealed instrument as of the date first above written. EXPERT SOFTWARE, INC.


/S/ Charles H. Murphy
By:
Charles H. Murphy,
Chief Financial Officer and Treasurer


Address:
800 Southwest 37th Avenue
Executive Tower, Suite 750
Coral Gables, Florida  33134
Tel:  305 567-9990
Fax: 305 443-0786


THE FIRST NATIONAL BANK OF BOSTON


/S/ Joseph L. Massimo
By:
Joseph L. Massimo,
Vice President


      Address:
      100 Federal Street
      Boston, Massachusetts  02110
      Tel:  617-434-7824
      Fax: 617-434-0819









SCHEDULE 7.2(b)


--BOS-BUS:298173.4BOS-BUS:298173.4

EXPERT SOFTWARE, INC.

SECURITY AGREEMENT

(All personal property assets and fixtures)

SECURITY AGREEMENT, dated as of September 17, 1996, between EXPERT SOFTWARE, INC., a Delaware corporation (the "Company"), and THE FIRST NATIONAL BANK OF BOSTON, a national banking association (hereinafter, the "Bank").

WHEREAS, the Company has entered into a Revolving Credit Agreement, dated as of May 31, 1996 (as amended and in effect from time to time, the "Credit Agreement"), with the Bank, pursuant to which the Bank, subject to the terms and conditions contained therein, is to make loans to the Company; and

WHEREAS, it is a condition precedent to the Bank's willingness to continue to make loans to the Company under the Credit Agreement that the Company execute and deliver to the Bank a security agreement in substantially the form hereof; and

WHEREAS, the Company wishes to grant security interests in favor of the Bank as herein provided;

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Definitions.

All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the Credit Agreement. All terms defined in the Uniform Commercial Code of Massachusetts and used herein shall have the same definitions herein as specified therein.

2.  Grant of Security Interest.

2.1.  Collateral Granted.

Upon the occurrence of any of the events specified in ss.7.1(g) of the Credit Agreement, the Company hereby grants to the Bank, to secure the payment and performance in full of all of the Obligations, a security interest in and so pledges and assigns to the Bank the following properties, assets and rights of the Company, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the "Collateral"):

All personal and fixture property of every kind and nature including without limitation all furniture, fixtures, equipment, raw materials, inventory, goods, accounts, contract rights, rights to the payment of money, insurance refund claims and all other insurance claims and proceeds, tort claims, chattel paper, documents, instruments (including certificated securities), deposit accounts and all general intangibles including, without limitation, all uncertificated securities, tax refund claims, license fees, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, rights to sue and recover for past infringement of patents, trademarks and copyrights, computer programs, computer software, engineering drawings, service marks, customer lists, goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which the Company possesses, uses or has authority to possess or use property (whether tangible or intangible) of others or others possess, use or have authority to possess or use property (whether tangible or intangible) of the Company, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics. The Company acknowledges and agrees that, in applying the law of any jurisdiction that has now enacted or hereafter enacts all or substantially all of the uniform revision of Article 8 of the Uniform Commercial Code, with new provisions added to Article 9 contemplated by such revision, all as approved in 1994 by the American Law Institute and the National Conference of Commissioners on Uniform State Laws, the foregoing description of Collateral shall be deemed to include "investment property" as defined in such new provisions of Article 9, it being the intention of the Company that such property be included in the foregoing description of Collateral, whether prior to or after the effectiveness of such revision in such jurisdiction. 2.2. Delivery of Instruments, etc.

Pursuant to the terms hereof, the Company has endorsed, assigned and delivered to the Bank all certificated securities and chattel paper pledged by it hereunder, together with instruments of transfer or assignment duly executed in blank as the Bank may have specified. In the event that the Company shall, after the date of this Agreement, acquire any other negotiable or non-negotiable instruments (including certificated securities) or chattel paper to be pledged by it hereunder, the Company shall forthwith endorse, assign and deliver the same to the Bank, accompanied by such instruments of transfer or assignment duly executed in blank as the Bank may from time to time specify. To the extent that any securities are uncertificated, appropriate book-entry transfers reflecting the pledge of such securities created hereby have been or, in the case of uncertificated securities hereafter acquired by the Company, will at the time of such acquisition be, duly made for the account of the Bank or one or more nominees of the Bank with the issuer of such securities or other appropriate book-entry facility or financial intermediary, with the Bank having at all times the right to obtain definitive certificates (in the Bank's name or in the name of one or more nominees of the Bank) where the issuer customarily or otherwise issues certificates, all to be held as Collateral hereunder. The Company hereby acknowledges that the Bank may, in its discretion, appoint one or more financial institutions to act as the Bank's agent in holding in custodial account instruments or other financial assets in which the Bank is granted a security interest hereunder, including, without limitation, certificates of deposit and other instruments evidencing short term obligations.

2.3.  Excluded Collateral.

Notwithstanding the foregoing provisions of this ss.2, such grant of security interest shall not extend to, and the term "Collateral" shall not include, any general intangibles which are now or hereafter held by the Company as licensee, lessee or otherwise, to the extent that (i) such general intangibles are not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the licensor or lessor thereof or other applicable party thereto and (ii) such consent has not been obtained; provided, however, that the foregoing grant of security interest shall extend to, and the term "Collateral" shall include, (A) any and all proceeds of such general intangibles to the extent that the assignment or encumbering of such proceeds is not so restricted and (B) upon any such licensor, lessor or other applicable party consent with respect to any such otherwise excluded general intangibles being obtained, thereafter such general intangibles as well as any and all proceeds thereof that might have theretofore have been excluded from such grant of a security interest and the term "Collateral". 2.4. Trademark Assignments.

Concurrently herewith the Company is also executing and delivering to the Bank the Trademark Assignment pursuant to which the Company is assigning to the Bank certain Collateral consisting of trademarks, service marks and trademark and service mark rights, together with the goodwill appurtenant thereto. The provisions of the Trademark Assignment are supplemental to the provisions of this Agreement, and nothing contained in the Trademark Assignment shall derogate from any of the rights or remedies of the Bank hereunder. Nor shall anything contained in the Trademark Assignment be deemed to prevent or extend the time of attachment or perfection of any security interest in such Collateral created hereby.

2.5.  Copyright Memorandum.

Concurrently herewith the Company is, in addition, executing and delivering to the Bank for recording in the United States Copyright Office (the "Copyright Office") a Memorandum of Grant of Security Interest in Copyrights. The Company represents and warrants to the Bank that such Memorandum identifies all now existing material copyrights and other rights in and to all material copyrightable works of the Company, identified, where applicable, by title, author and/or Copyright Office registration number and date. The Company represents and warrants to the Bank that it has registered all material copyrights with the Copyright Office, as identified in such Memorandum. The Company covenants, promptly following the Company's acquisition thereof, to provide to the Bank like identifications of all material copyrights and other rights in and to all material copyrightable works hereafter acquired by the Company and to execute and deliver to the Bank a supplemental Memorandum of Grant of Security Interest in Copyrights modified to reflect such subsequent acquisitions. 3. Title to Collateral, etc.

The Company is the owner of the Collateral free from any adverse lien, security interest or other encumbrance, except for the security interest created by this Agreement and other liens permitted by the Credit Agreement. None of the Collateral constitutes, or is the proceeds of, "farm products" as defined in ss.9-109(3) of the Massachusetts.
None of the account debtors in respect of any accounts, chattel paper or general intangibles and none of the obligors in respect of any instruments included in the Collateral is a governmental authority subject to the Federal Assignment of Claims Act.

4.  Continuous Perfection.

The Company's place of business or, if more than one, chief executive office is indicated on the Perfection Certificate delivered to the Bank herewith (the "Perfection Certificate"). The Company will not change the same, or the name, identity or corporate structure of the Company in any manner, without providing at least 30 days prior written notice to the Bank. The Collateral, to the extent not delivered to the Bank pursuant to ss.2.2, will be kept at those locations listed on the Perfection Certificate and the Company will not remove the Collateral from such locations, without providing at least 30 days prior written notice to the Bank.

5.  No Liens.

Except for the security interest herein granted and liens permitted by the Credit Agreement, the Company shall be the owner of the Collateral free from any lien, security interest or other encumbrance, and the Company shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Bank. The Company shall not pledge, mortgage or create, or suffer to exist a security interest in the Collateral in favor of any person other than the Bank except for liens permitted by the Credit Agreement.

6.  No Transfers.

Except as set forth in Schedule 6 attached hereto, the Company will not sell or offer to sell or otherwise transfer the Collateral or any interest therein except for (i) sales and leases of inventory and licenses of general intangibles in the ordinary course of business and (ii) sales or other dispositions of obsolescent items of equipment, inventory and components (i.e., discs, packaging and manuals) in the ordinary course of business consistent with past practices.

7. Insurance.

7.1.  Maintenance of Insurance.

The Company will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas. Such insurance shall be in such minimum amounts that the Company will not be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Bank. In addition, all such insurance shall be payable to the Bank as loss payee under a "standard" or "New York" loss payee clause. Without limiting the foregoing, the Company will (i) keep all of its physical property insured with casualty or physical hazard insurance on an "all risks" basis, with broad form flood and earthquake coverages and electronic data processing coverage, with a full replacement cost endorsement and an "agreed amount" clause in an amount equal to 100% of the full replacement cost of such property, (ii) maintain all such workers' compensation or similar insurance as may be required by law and (iii) maintain, in amounts equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims of bodily injury, death or property damage occurring, on, in or about the properties of the Company; business interruption insurance; and product liability insurance. 7.2. Insurance Proceeds.

The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with a prior interest in the property covered thereby, (i) so long as no Default or Event of Default has occurred and is continuing and to the extent that the amount of such proceeds is less than $500,000, be disbursed to the Company for direct application by the Company solely to the repair or replacement of the Company's property so damaged or destroyed and (ii) in all other circumstances, be held by the Bank as cash collateral for the Obligations. The Bank may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as the Bank may reasonably prescribe, for direct application by the Company solely to the repair or replacement of the Company's property so damaged or destroyed, or the Bank may apply all or any part of such proceeds to the Obligations with the Commitment (if not then terminated) being reduced by the amount so applied to the Obligations.

7.3.  Notice of Cancellation, etc.

All policies of insurance shall provide for at least 30 days prior written cancellation notice to the Bank. In the event of failure by the Company to provide and maintain insurance as herein provided, the Bank may, at its option, provide such insurance and charge the amount thereof to the Company. The Company shall furnish the Bank with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

8.  Maintenance of Collateral; Compliance with Law.

The Company will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon. The Bank, or its designee, may inspect the Collateral at any reasonable time, wherever located. The Company will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement. The Company has at all times operated, and the Company will continue to operate, its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances. 9. Collateral Protection Expenses; Preservation of Collateral. 9.1. Expenses Incurred by Bank.

In its discretion, following five (5) days prior notice to the Company or, without such notice, if an Event of Default shall have occurred and be continuing the Bank may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, make repairs thereto and pay any necessary filing fees. The Company agrees to reimburse the Bank on demand for any and all expenditures so made. The Bank shall have no obligation to the Company to make any such expenditures, nor shall the making thereof relieve the Company of any default.

9.2.  Bank's Obligations and Duties.

Anything herein to the contrary notwithstanding, the Company shall remain liable under each contract or agreement comprised in the Collateral to be observed or performed by the Company thereunder. The Bank shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Bank of any payment relating to any of the Collateral, nor shall the Bank be obligated in any manner to perform any of the obligations of the Company under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Bank in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Bank or to which the Bank may be entitled at any time or times. The Bank's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under ss.9-207 of the Massachusetts or otherwise, shall be to deal with such Collateral in the same manner as the Bank deals with similar property for its own account.

10.  Securities and Deposits.

If an Event of Default shall have occurred and be continuing, the Bank may at any time, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. If an Event of Default shall have occurred and be continuing, whether or not any Obligations are due, the Bank may demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Bank to the Company may at any time be applied to or set off against any of the Obligations. 11. Notification to Account Debtors and Other Obligors. If an Event of Default shall have occurred and be continuing, the Company shall, at the request of the Bank, notify account debtors on accounts, chattel paper and general intangibles of the Company and obligors on instruments for which the Company is an obligee of the security interest of the Bank in any account, chattel paper, general intangible or instrument and that payment thereof is to be made directly to the Bank or to any financial institution designated by the Bank as the Bank's agent therefor, and the Bank may itself, if an Event of Default shall have occurred and be continuing, without notice to or demand upon the Company, so notify account debtors and obligors. After the making of such a request or the giving of any such notification, the Company shall hold any proceeds of collection of accounts, chattel paper, general intangibles and instruments received by the Company as trustee for the Bank without commingling the same with other funds of the Company and shall turn the same over to the Bank in the identical form received, together with any necessary endorsements or assignments. The Bank shall apply the proceeds of collection of accounts, chattel paper, general intangibles and instruments received by the Bank to the Obligations, such proceeds to be immediately entered after final payment in cash or solvent credits of the items giving rise to them.

12.  Further Assurances.

The Company, at its own expense, shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as the Bank may reasonably require more completely to vest in and assure to the Bank its rights hereunder or in any of the Collateral, including, without limitation,
(i) executing, delivering and, where appropriate, filing financing statements and continuation statements under the Uniform Commercial Code, (ii) obtaining governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other applicable party referred to in ss.2.3, (iii) obtaining waivers from mortgagees and landlords and
(iv) taking all actions required by Sections 8-313 and 8-321 of the Uniform Commercial Code, as applicable in each relevant jurisdiction, with respect to certificated and uncertificated securities.

13.  Power of Attorney.

13.1.  Appointment and Powers of Bank.

The Company hereby irrevocably constitutes and appoints the Bank and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Company or in the Bank's own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Company, without notice to or assent by the Company, to do the following upon the occurrence and during the continuance of an Event of Default:

(a) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the Massachusetts and as fully and completely as though the Bank were the absolute owner thereof for all purposes, and to do at the Company's expense, at any time, or from time to time, all acts and things which the Bank deems necessary to protect, preserve or realize upon the Collateral and the Bank's security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as the Company might do, including, without limitation,
(i) the filing and prosecuting of registration and transfer applications with the appropriate federal or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) upon written notice to the Company, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Bank so elects, with a view to causing the liquidation in a commercially reasonable manner of assets of the issuer of any such securities and (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and (b) to file such financing statements with respect hereto, with or without the Company's signature, or a photocopy of this Agreement in substitution for a financing statement, as the Bank may deem appropriate and to execute in the Company's name such financing statements and amendments thereto and continuation statements which may require the Company's signature.

13.2.  Ratification by Company.

To the extent permitted by law, the Company hereby ratifies all that said attorneys shall lawfully do or cause to be done consistent with the terms of this Agreement. This power of attorney is a power coupled with an interest and shall be irrevocable. 13.3. No Duty on Bank.

The powers conferred on the Bank hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Bank shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Company for any act or failure to act, except for the Bank's own gross negligence or willful misconduct.

14.  Remedies.

If an Event of Default shall have occurred and be continuing, (i) the Bank may, without notice to or demand upon the Company, declare this Agreement to be in default, and the Bank shall thereafter have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code, including, without limitation, the right to take possession of the Collateral, and for that purpose the Bank may, so far as the Company can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom and (ii) the Bank may in its discretion require the Company to assemble all or any part of the Collateral at such location or locations within the state(s) of the Company's principal office(s) or at such other locations as the Bank may designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Bank shall give to the Company at least five Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Company hereby acknowledges that five Business Days prior written notice of such sale or sales shall be reasonable notice. In addition, the Company waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Bank's rights hereunder, including, without limitation, its right following an Event of Default and during the continuance thereof to take immediate possession of the Collateral and to exercise its rights with respect thereto. 15. No Waiver, etc.

The Company waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description except as provided in this Agreement and the Credit Agreement. With respect to both the Obligations and the Collateral, the Company assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Bank may deem advisable. The Bank shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in ss.9.2. The Bank shall not be deemed to have waived any of its rights upon or under the Obligations or the Collateral unless such waiver shall be in writing and signed by the Bank. No delay or omission on the part of the Bank in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Bank with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Bank deems expedient.

16.  Marshalling.

The Bank shall not be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Company hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Bank's rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Company hereby irrevocably waives the benefits of all such laws.

17.  Proceeds of Dispositions; Expenses.

The Company shall pay to the Bank on demand any and all expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Bank in protecting, preserving or enforcing the Bank's rights under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale of the Obligations or Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as the Bank may determine, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Section 9-504(l)(c) of the Massachusetts, any excess shall be returned to the Company, and the Company shall remain liable for any deficiency in the payment of the Obligations.

18.  Overdue Amounts.

Until paid, all amounts due and payable by the Company hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Credit Agreement.

19.  Governing Law; Consent to Jurisdiction.

THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. The Company agrees that any suit for the enforcement of this Agreement may be brought in the courts of the Commonwealth of Massachusetts or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Company by mail at the address specified in ss.11 of the Credit Agreement. The Company hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court. 20. Waiver of Jury Trial.

THE COMPANY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Company waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Company (i) certifies that neither the Bank nor any representative, agent or attorney of the Bank has represented, expressly or otherwise, that the Bank would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that, in entering into the Credit Agreement and the other Loan Documents to which the Bank is a party, the Bank is relying upon, among other things, the waivers and certifications contained in thisss.20.

21.  Miscellaneous.

The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Company and its respective successors and assigns, and shall inure to the benefit of the Bank and its successors and assigns.

If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Company acknowledges receipt of a copy of this Agreement.

IN WITNESS WHEREOF, intending to be legally bound, the Company has caused this Agreement to be duly executed as of the date first above written.

EXPERT SOFTWARE, INC.



By:/s/ Charles H. Murphy
Name:  Charles H. Murphy
Title: Chief Financial Officer

Accepted:

THE FIRST NATIONAL BANK OF
BOSTON


By: /s/ Joseph L. Massimo
Joseph L. Massimo, Vice President


CERTIFICATE OF ACKNOWLEDGMENT


COMMONWEALTH OR STATE OF            )
                                                )  ss.
COUNTY OF         )








Before me, the undersigned, a Notary Public in and for the county aforesaid, on this ______ day of September, 1996, personally appeared ___________________ to me known personally, and who, being by me duly sworn, deposes and says that he is the _________________ of Expert Software, Inc., and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said _________________________ acknowledged said instrument to be the free act and deed of said corporation.


------------------------------
Notary Public

My commission expires:


SCHEDULE 6


      The Company will be closing its office located at 722 Yorklyn Road, Hockessin, Delaware on September 30, 1996, and will be disposing of office furniture, a telephone system, computer equipment and miscellaneous assets. The disposition will either be by sale or by discarding obsolete items. Certain of the assets will be transferred to 800 Douglas Road, Coral Gables, Florida. Estimated proceeds for items to be sold is $25,000.00. --BOS-BUS:298177.2BOS-BUS:298177.2

EXPERT SOFTWARE, INC.

PERFECTION CERTIFICATE

(UCC Financing Statements)

The undersigned of EXPERT SOFTWARE, INC., a Delaware corporation (the "Company"), hereby certifies, with reference to a certain Security Agreement dated as of September 17, 1996 (terms defined in such Security Agreement having the same meanings herein as specified therein), between the Company and THE FIRST NATIONAL BANK OF BOSTON, a national banking association (the "Bank"), to the Bank as follows:








1.  Names.

(a) The exact corporate name of the Company as that name appears on its Certificate of Incorporation is as follows:

Expert Software, Inc.

Source:     UCC ss.9-402(7) (first sentence)

(b) The following is a list of all other names (including trade names or similar appellations) used by the Company, or any other business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years:
None

Source:     UCC ss.9-402(7) (second and third sentences)

(c) The following is the Company's federal employer identification number:
#65-035-9860

2.  Current Locations.

(a)  The chief executive office of the Company is located
at the following address:
            Mailing Address               County            State
See Schedule Attached

Source:     UCC ss.ss.9-103(3), 9-103(4), 9-401(6)


(b) The following are all other locations in the United States of America in which the Company maintains any books or records relating to any of the
Collateral consisting of accounts, contract rights, chattel paper, general intangibles or mobile goods:
            Mailing Address               County            State

None

Source:     UCC ss.ss.9-103(3), 9-103(4), 9-401(6)

(c) The following are all other places of business of the Company in the United States of America:

            Mailing Address               County            State

See Schedule Attached

Source:     UCC ss.9-401(1) (Third Alternative)

(d) The following are all other locations in the United States of America where any of the Collateral consisting of inventory or equipment is located:
            Mailing Address               County            State

See Schedule Attached

Source:     UCC ss.9-103(1)

(e) The following are the names and addresses of all persons or entities other than the Company, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral:
See Schedule Attached

Of the persons and entities listed above in this clause
(e):
(i) The following persons and entities are warehouses which issue warehouse receipts:

See Schedule Attached

(ii) The following persons and entities process or finish inventory or other goods for the Company:

See Schedule Attached

(iii) The following persons and entities hold inventory or other goods on consignment for the Company:

See Schedule Attached

(iv) The following persons and entities have possession of assets of the Company for the purposes indicated:

None

ss.3.  Prior Locations.

(a) Set forth below is the information  required by  subparagraphs  (a), (b) and
(c) of ss.2 with respect to each location or place of business previously maintained by the Company at any time during the past five years in a state in which the Company has previously maintained a location or place of business at any time during the past four months:
            Mailing Address               County            State

None


Source:     UCC ss.ss.9-103(3)(e) and  9-401(3)

(b) Set forth below is the information required by subparagraphs (d) and (e) of ss.2 with respect to each other location at which, or other person or entity with which, any of the Collateral consisting of inventory or equipment has been previously held at any time during the past four months:

            Name        Mailing Address               County
      State
None

Source:     UCC ss.ss.9-103(1)(d) and 9-401(3)

ss.4.  Fixtures.

Attached hereto as Schedule 4 is the information required by UCC ss.9-402(5) of each state in which any of the Collateral consisting of fixtures are or are to be located and the name and address of each real estate recording office where a mortgage on the real estate on which such fixtures are or are to be located would be recorded.

None

Source:     UCC ss.ss.9-401(1) and 9-402(5)

ss.5.  Intellectual Property.

The following is a complete list of all patents, copyrights, trademarks, trade names and service marks registered or for which applications are pending in the name of the Company:
See Attached

UNITED STATES:

a.    Patents & Patent Applications             Registration Number


b.    Copyrights & Copyright Applications             Registration
Number

      c.    Trademarks, Trademark
            Applications, Trade Names
            and Service Marks                         Registration
Number


FOREIGN JURISDICTIONS:

a.    Patents & Patent Applications             Registration Number


b.    Copyrights & Copyright Applications             Registration
Number

      c.    Trademarks, Trademark
            Applications, Trade Names
            and Service Marks                         Registration
Number


ss.6.  Securities; Instruments.

The following is a complete list of all stock, bonds, debentures, notes and other securities owned by the Company (provide name of issuer, a description of security and value):
                        Description of
            Issuer                     Security
      Value

See Schedule Attached


ss.7.  Other Titled Collateral.

The following is a complete list of all aircraft and boats and all other inventory, equipment and other goods of the Company which are subject to any certificate of title or other registration statute of the United States, any state or any other jurisdiction (provide description of covered goods and indicate registration system and jurisdiction):


                        Registration
            Goods                     System
      Jurisdiction
None Noted


ss.8.  Bank Accounts.

The following is a complete list of all bank accounts
maintained by the Company (provide name  and address of
depository bank, type of account and account number):
Depository Bank         Bank Address      Type of Account
      Account Number
See Schedule Attached

ss.9.  Unusual Transactions.

Except for those  purchases,  acquisitions and other  transactions  described on
Schedule 9, all of the Collateral has been originated by the Company in the ordinary course of the Company's business or consists of goods which have been acquired by the Company in the ordinary course from a person in the business of selling goods of that kind. Source: UCC ss.ss.1-201(9), 9-306(2) and 9-402(7) (third sentence); see also UCC ss.9-301(1)(c)



      IN WITNESS WHEREOF, we have hereunto signed this Certificate on September __, 1996.








                        EXPERT SOFTWARE, INC.


      By:/s/ Charles H. Murphy
      Name:  Charles H. Murphy
      Title: Chief Financial Officer


--BOS-BUS:298179.3BOS-BUS:298179.3TRADEMARK COLLATERAL
SECURITY AND PLEDGE AGREEMENT

TRADEMARK COLLATERAL SECURITY AND PLEDGE AGREEMENT dated as of September 17, 1996, between , a having its principal place of business at , (the "Assignor"), and , having an office at (the "Bank").

WHEREAS, the Assignor and the Bank are parties to a dated as of May 31, 1996 (as amended and in effect from time to time, the "Credit Agreement"), between the Assignor and the Bank. WHEREAS, it is a condition precedent to the Bank's willingness to continue to make loans to the Assignor under the Credit Agreement that the Assignor execute and deliver to the Bank a trademark agreement in substantially the form hereof;

WHEREAS, the Assignor has executed and delivered to the Bank the Security Agreement (as defined in the Credit Agreement), pursuant to which the Assignor has granted to the Bank a security interest in certain of the Assignor's personal property and fixture assets, including without limitation the trademarks, service marks, trademark and service mark registrations, and trademark and service mark registration applications listed on Schedule A attached hereto, all to secure the payment and performance of the Obligations (as defined in the Credit Agreement); and

WHEREAS, this Trademark Agreement is supplemental to the provisions contained in the Security Agreement;

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.  DEFINITIONS.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided therefor in the Credit Agreement and the Security Agreement. In addition, the following terms shall have the meanings set forth in this ss.1 or elsewhere in this Trademark Agreement referred to below:

Assignment of Marks.  See ss.2.1.

Associated Goodwill. All goodwill of the Assignor and its business, products and services appurtenant to, associated with or symbolized by the Trademarks and the use thereof.
Pledged Trademarks. All of the Assignor's right, title and interest in and to all of the Trademarks, the Trademark
Registrations, the Trademark License Rights, the Trademark
 Rights, the Associated Goodwill, the Related Assets, and all accessions to, substitutions for, replacements of, and all products and proceeds of any and all of the foregoing.
PTO.  The United States Patent and Trademark Office.

Related Assets. All assets, rights and interests of the Assignor that uniquely reflect or embody the Associated
Goodwill, including the following:

(a) all patents, inventions, copyrights, trade secrets, confidential information, formulae, methods or processes, compounds, recipes, know-how, methods and operating systems, drawings, descriptions, formulations, manufacturing and production and delivery procedures, quality control procedures, product and service specifications, catalogs, price lists, and advertising materials, relating to the manufacture, production, delivery, provision and sale of goods or services under or in association with any of the Trademarks; and

(b) the following documents and things in the possession or under the control of the Assignor, or subject to its demand for possession or control, related to the production, delivery, provision and sale by the Assignor, or any affiliate, franchisee, licensee or contractor, of products or services sold by or under the authority of the Assignor in connection with the Trademarks or Trademark Rights, whether prior to, on or subsequent to the date hereof:

(i) all lists, contracts, ancillary documents and other information that identify, describe or provide information with respect to any customers, dealers or distributors of the Assignor, its affiliates or franchisees or licensees or contractors, for products or services sold under or in connection with the Trademarks or Trademark Rights, including all lists and documents containing information regarding each customer's, dealer's or distributor's name and address, credit, payment, discount, delivery and other sale terms, and history, pattern and total of purchases by brand, product, style, size and quantity;

(ii) all agreements (including franchise agreements), product and service specification documents and operating, production and quality control manuals relating to or used in the design, manufacture, production, delivery, provision and sale of products or services under or in connection with the Trademarks or Trademark Rights;

(iii) all documents and agreements relating to the identity and locations of all sources of supply, all terms of purchase and delivery, for all materials, components, raw materials and other supplies and services used in the manufacture, production, provision, delivery and sale of products or services under or in connection with the Trademarks or Trademark Rights; and (iv) all agreements and documents constituting or concerning the present or future, current or proposed advertising and promotion by the Assignor (or any of its affiliates, franchisees, licensees or contractors) of products or services sold under or in connection with the Trademarks or Trademark Rights.

Trademark Agreement. This Trademark Collateral Security and Pledge Agreement, as amended and in effect from time to time.

Trademark License Rights. Any and all past, present or future rights and interests of the Assignor pursuant to any and all past, present and future franchising or licensing agreements in favor of the Assignor, or to which the Assignor is a party, pertaining to any Trademarks, Trademark Registrations, or Trademark Rights owned or used by third parties in the past, present or future, including the right (but not the obligation) in the name of the Assignor or the Bank to enforce, and sue and recover for, any breach or violation of any such agreement to which the Assignor is a party.

Trademark Registrations. All past, present or future federal, state, local and foreign registrations of the Trademarks, all past, present and future applications for any such registrations (and any such registrations thereof upon approval of such applications), together with the right (but not the obligation) to apply for such registrations (and prosecute such applications) in the name of the Assignor or the Bank, and to take any and all actions necessary or appropriate to maintain such registrations in effect and renew and extend such registrations. Trademark Rights. Any and all past, present or future rights in, to and associated with the Trademarks throughout the world, whether arising under federal law, state law, common law, foreign law or otherwise, including the following: all such rights arising out of or associated with the Trademark Registrations; the right (but not the obligation) to register claims under any state, federal or foreign trademark law or regulation; the right (but not the obligation) to sue or bring opposition or cancellation proceedings in the name of the Assignor or the Bank for any and all past, present and future infringements or dilution of or any other damages or injury to the Trademarks, the Trademark Rights, or the Associated Goodwill, and the rights to damages or profits due or accrued arising out of or in connection with any such past, present or future infringement, dilution, damage or injury; and the Trademark License Rights. Trademarks. All of the trademarks, service marks, designs, logos, indicia, trade names, corporate names, company names, business names, fictitious business names, trade styles, elements of package or trade dress, and other source and product or service identifiers, used or associated with or appurtenant to the products, services and businesses of the Assignor, that (i) are set forth on Schedule A hereto, or (ii) have been adopted, acquired, owned, held or used by the Assignor or are now owned, held or used by the Assignor, in the Assignor's business, or with the Assignor's products and services, or in which the Assignor has any right, title or interest, or (iii) are in the future adopted, acquired, owned, held and used by the Assignor in the Assignor's business or with the Assignor's products and services, or in which the Assignor in the future acquires any right, title or interest.

use. With respect to any Trademark, all uses of such Trademark by, for or in connection with the Assignor or its business or for the direct or indirect benefit of the Assignor or its business, including all such uses by the Assignor itself, by any of the affiliates of the Assignor, or by any franchisee, licensee or contractor of the Assignor.

2.  GRANT OF SECURITY INTEREST.

2.1.  Security Interest; Assignment of Marks.

As collateral security for the payment and performance in full of all of the Obligations, the Assignor hereby unconditionally grants to the Bank a continuing security interest in and first priority lien on the Pledged Trademarks, and pledges and mortgages (but does not transfer title to) the Pledged Trademarks to the Bank. In addition, the Assignor has executed in blank and delivered to the Bank an assignment of federally registered trademarks in substantially the form of Exhibit 1 hereto (the "Assignment of Marks"). The Assignor hereby authorizes the Bank to complete as assignee and record with the PTO the Assignment of Marks upon the occurrence and during the continuance of an Event of Default and the proper exercise of the Bank's remedies under this Trademark Agreement and the Security Agreement. 2.2. Conditional Assignment.

In addition to, and not by way of limitation of, the grant, pledge and mortgage of the Pledged Trademarks provided in ss.2.1, the Assignor grants, assigns, transfers, conveys and sets over to the Bank the Assignor's entire right, title and interest in and to the Pledged Trademarks; provided that such grant, assignment, transfer and conveyance shall be and become of force and effect only
(i) upon or after the occurrence and during the continuance of an Event of Default and (ii) either (A) upon the written demand of the Bank at any time during such continuance or (B) immediately and automatically (without notice or action of any kind by the Bank) upon an Event of Default for which acceleration of the Loans is automatic under the Credit Agreement or upon the sale or other disposition of or foreclosure upon the Collateral pursuant to the Security Agreement and applicable law (including the transfer or other disposition of the Collateral by the Assignor to the Bank or its nominee in lieu of foreclosure).

2.3.  Supplemental to Security Agreement.

Pursuant to the Security Agreement the Assignor has granted to the Bank a continuing security interest in and lien on the Collateral (including the Pledged Trademarks). The Security Agreement, and all rights and interests of the Bank in and to the Collateral (including the Pledged Trademarks) thereunder, are hereby ratified and confirmed in all respects. In no event shall this Trademark Agreement, the grant, assignment, transfer and conveyance of the Pledged Trademarks hereunder, or the recordation of this Trademark Agreement (or any document hereunder) with the PTO, adversely affect or impair, in any way or to any extent, the Security Agreement, the security interest of the Bank in the Collateral (including the Pledged Trademarks) pursuant to the Security Agreement and this Trademark Agreement, the attachment and perfection of such security interest under the Uniform Commercial Code (including the security interest in the Pledged Marks), or any present or future rights and interests of the Bank in and to the Collateral under or in connection with the Security Agreement, this Trademark Agreement or the Uniform Commercial Code. Any and all rights and interests of the Bank in and to the Pledged Trademarks (and any and all obligations of the Assignor with respect to the Pledged Trademarks) provided herein, or arising hereunder or in connection herewith, shall only supplement and be cumulative and in addition to the rights and interests of the Bank (and the obligations of the Assignor) in, to or with respect to the Collateral (including the Pledged Trademarks) provided in or arising under or in connection with the Security Agreement and shall not be in derogation thereof.

3.  REPRESENTATIONS, WARRANTIES AND COVENANTS.

The Assignor represents, warrants and covenants that: (i) Schedule A sets forth a true and complete list of all Trademarks and Trademark Registrations now owned, licensed, controlled or used by the Assignor; (ii) the Trademarks and Trademark Registrations are subsisting and have not been adjudged invalid or unenforceable, in whole or in part, and there is no litigation or proceeding pending concerning the validity or enforceability of the Trademarks or Trademark Registrations; (iii) to the best of the Assignor's knowledge, each of the Trademarks and Trademark Registrations is valid and enforceable; (iv) to the best of the Assignor's knowledge, there is no infringement by others of the Trademarks, Trademark Registrations or Trademark Rights; (v) no claim has been made that the use of any of the Trademarks does or may violate the rights of any third person, and to the best of the Assignor's knowledge, there is no infringement by the Assignor of the trademark rights of others that could have a Material Adverse Effect; (vi) the Assignor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the registered Trademarks (other than ownership and other rights reserved by third party owners with respect to Trademarks that the Assignor is licensed to use), free and clear of any liens, charges, encumbrances and adverse claims, including pledges, assignments, licenses, registered user agreements and covenants by the Assignor not to sue third persons, other than the security interest and assignment created by the Security Agreement and this Trademark Agreement; (vii) the Assignor has the unqualified right to enter into this Trademark Agreement and to perform its terms and has entered and will enter into written agreements with each of its present and future employees that will enable them to comply with the covenants herein contained; (viii) the Assignor has used, and will continue to use, proper statutory and other appropriate proprietary notices in connection with its use of the Trademarks; (ix) the Assignor has used, and will continue to use for the duration of this Trademark Agreement, consistent standards of quality in its manufacture and provision of products and services sold or provided under the Trademarks; (x) this Trademark Agreement, together with the Security Agreement, will create in favor of the Bank a valid and perfected first priority security interest in the Pledged Trademarks upon making the filings referred to in clause (xi) of this ss.3; and (xi) except for the filing of financing statements with the under the Uniform Commercial Code and the recording of this Trademark Agreement with the PTO, no authorization, approval or other action by, and no notice to or filing with, any governmental or regulatory authority, agency or office is required either (A) for the grant by the Assignor or the effectiveness of the security interest and assignment granted hereby or for the execution, delivery and performance of this Trademark Agreement by the Assignor, or (B) for the perfection of or the exercise by the Bank of any of its rights and remedies hereunder.

4.  INSPECTION RIGHTS.

The Assignor hereby grants to the Bank and its employees and agents the right to visit the Assignor's plants and facilities that manufacture, inspect or store products sold under any of the Trademarks, and to inspect the products and quality control records relating thereto at reasonable times during regular business hours.

5.  NO TRANSFER OR INCONSISTENT AGREEMENTS.

Without the Bank's prior written consent, and except for licenses of the Pledged Trademarks in the ordinary course of the Assignor's business consistent with its past practices, the Assignor will not (i) mortgage, pledge, assign, encumber, grant a security interest in, transfer, license or alienate any of the Pledged Trademarks, or (ii) enter into any agreement (for example, a license agreement) that is inconsistent with the Assignor's obligations under this Trademark Agreement or the Security Agreement.

6.  AFTER-ACQUIRED TRADEMARKS, ETC.

6.1.  After-acquired Trademarks.

If, before the Obligations shall have been finally paid and satisfied in full, the Assignor shall obtain any right, title or interest in or to any other or new Trademarks, Trademark Registrations or Trademark Rights, the provisions of this Trademark Agreement shall automatically apply thereto and the Assignor shall (i) provide to the Bank within ten (10) days of filing for registration any such Trademarks with the PTO a list of the Trademarks so filed, (ii) provide to the Bank within ninety (90) days of the date of each filing, the Trademark or Service Mark, the registration number and registration date for each Trademark so filed, and (iii) execute and deliver to the Bank such documents or instruments as the Bank may reasonably request further to implement, preserve or evidence the Bank's interest therein. 6.2. Amendment to Schedule.

The Assignor authorizes the Bank to modify this Trademark Agreement and the Assignment of Marks, without the necessity of the Assignor's further approval or signature, by amending Exhibit A hereto and the Annex to the Assignment of Marks to include any future or other Trademarks, Trademark Registrations or Trademark Rights under ss.2 or ss.6. 7. TRADEMARK PROSECUTION.

7.1.  Assignor Responsible.

The Assignor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with the Pledged Trademarks, and shall hold the Bank harmless from any and all costs, damages, liabilities and expenses that may be incurred by the Bank in connection with the Bank's interest in the Pledged Trademarks or any other action or failure to act in connection with this Trademark Agreement or the transactions contemplated hereby. In respect of such responsibility, the Assignor shall retain trademark counsel reasonably acceptable to the Bank.

7.2.  Assignor's Duties, etc.

The Assignor shall have the right and the duty, through trademark counsel reasonably acceptable to the Bank, to prosecute diligently any trademark registration applications of the Trademarks pending as of the date of this Trademark Agreement or thereafter to the extent Assignor deems appropriate, to preserve and maintain all rights in the Trademarks and Trademark Registrations, including the filing of appropriate renewal applications and other instruments to maintain in effect the Trademark Registrations and the payment when due of all registration renewal fees and other fees, taxes and other expenses that shall be incurred or that shall accrue with respect to any of the Trademarks or Trademark Registrations. Any expenses incurred in connection with such applications and actions shall be borne by the Assignor. The Assignor shall not abandon any filed trademark registration application, or any Trademark Registration or Trademark, without the consent of the Bank, which consent shall not be unreasonably withheld.

7.3.  Assignor's Enforcement Rights.

The Assignor shall have the right and the duty to bring suit or other action in the Assignor's own name to maintain and enforce the Trademarks, the Trademark Registrations and the Trademark Rights. The Assignor may require the Bank to join in such suit or action as necessary to assure the Assignor's ability to bring and maintain any such suit or action in any proper forum if (but only if) the Bank is completely satisfied that such joinder will not subject the Bank to any risk of liability. The Assignor shall promptly, upon demand, reimburse and indemnify the Bank for all damages, costs and expenses, including legal fees, incurred by the Bank pursuant to this ss.7.3.

7.4.  Protection of Trademarks, etc.

In general, the Assignor shall take any and all such actions (including institution and maintenance of suits, proceedings or actions) as may be necessary or appropriate to properly maintain, protect, preserve, care for and enforce the Pledged Trademarks. The Assignor shall not take or fail to take any action, nor permit any action to be taken or not taken by others under its control, that would adversely affect the validity, grant or enforcement of the Pledged Trademarks.

7.5.  Notification by Assignor.

Promptly upon obtaining knowledge thereof, the Assignor will notify the Bank in writing of the institution of, or any final adverse determination in, any proceeding in the PTO or any similar office or agency of the United States or any foreign country, or any court, regarding the validity of any of the Trademarks or Trademark Registrations or the Assignor's rights, title or interests in and to the Pledged Trademarks, and of any event that does or reasonably could materially adversely affect the value of any of the Pledged Trademarks, the ability of the Assignor or the Bank to dispose of any of the Pledged Trademarks or the rights and remedies of the Bank in relation thereto (including but not limited to the levy of any legal process against any of the Pledged Trademarks).

8.  REMEDIES.

Upon the occurrence and during the continuance of an Event of Default, the Bank shall have, in addition to all other rights and remedies given it by this Trademark Agreement (including, without limitation, those set forth in ss.2.2), the Credit Agreement, the Security Agreement and the other Loan Documents, those allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in the Commonwealth of Massachusetts, and, without limiting the generality of the foregoing, the Bank may immediately, without demand of performance and without other notice (except as set forth next below) or demand whatsoever to the Assignor, all of which are hereby expressly waived, sell or license at public or private sale or otherwise realize upon the whole or from time to time any part of the Pledged Trademarks, or any interest that the Assignor may have therein, and after deducting from the proceeds of sale or other disposition of the Pledged Trademarks all expenses incurred by the Bank in attempting to enforce this Trademark Agreement (including all reasonable expenses for broker's fees and legal services), shall apply the residue of such proceeds toward the payment of the Obligations as set forth in or by reference in the Security Agreement. Notice of any sale, license or other disposition of the Pledged Trademarks shall be given to the Assignor at least five (5) days before the time that any intended public sale or other public disposition of the Pledged Trademarks is to be made or after which any private sale or other private disposition of the Pledged Trademarks may be made, which the Assignor hereby agrees shall be reasonable notice of such public or private sale or other disposition. At any such sale or other disposition, the Bank may, to the extent permitted under applicable law, purchase or license the whole or any part of the Pledged Trademarks or interests therein sold, licensed or otherwise disposed of.

9.   COLLATERAL PROTECTION.

If the Assignor shall fail to do any act that it has covenanted to do hereunder, or if any representation or warranty of the Assignor shall be breached, the Bank, in its own name or that of the Assignor (in the sole discretion of the Bank), may (but shall not be obligated to) do such act or remedy such breach (or cause such act to be done or such breach to be remedied), and the Assignor agrees promptly to reimburse the Bank for any cost or expense incurred by the Bank in so doing.

10.  POWER OF ATTORNEY.

If any Event of Default shall have occurred and be continuing, the Assignor does hereby make, constitute and appoint the Bank (and any officer or agent of the Bank as the Bank may select in its exclusive discretion) as the Assignor's true and lawful attorney-in-fact, with full power of substitution and with the power to endorse the Assignor's name on all applications, documents, papers and instruments necessary for the Bank to use the Pledged Trademarks, or to grant or issue any exclusive or nonexclusive license of any of the Pledged Trademarks to any third person, or to take any and all actions necessary for the Bank to assign, pledge, convey or otherwise transfer title in or dispose of any of the Pledged Trademarks or any interest of the Assignor therein to any third person, and, in general, to execute and deliver any instruments or documents and do all other acts that the Assignor is obligated to execute and do hereunder. The Assignor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof and releases the Bank from any claims, liabilities, causes of action or demands arising out of or in connection with any action taken or omitted to be taken by the Bank under this power of attorney (except for the Bank's gross negligence or willful misconduct). This power of attorney is coupled with an interest and shall be irrevocable for the duration of this Trademark Agreement.

11.  FURTHER ASSURANCES.

The Assignor shall, at any time and from time to time, and at its expense, make, execute, acknowledge and deliver, and file and record as necessary or appropriate with governmental or regulatory authorities, agencies or offices, such agreements, assignments, documents and instruments, and do such other and further acts and things (including, without limitation, obtaining consents of third parties), as the Bank may reasonably request or as may be necessary or appropriate in order to implement and effect fully the intentions, purposes and provisions of this Trademark Agreement, or to assure and confirm to the Bank the grant, perfection and priority of the Bank's security interest in the Pledged Trademarks. 12. TERMINATION.

At such time as all of the Obligations have been finally paid and satisfied in full, this Trademark Agreement shall terminate and the Bank shall, upon the written request and at the expense of the Assignor, execute and deliver to the Assignor all deeds, assignments and other instruments as may be necessary or proper to reassign and reconvey to and re-vest in the Assignor the entire right, title and interest to the Pledged Trademarks previously granted, assigned, transferred and conveyed to the Bank by the Assignor pursuant to this Trademark Agreement, as fully as if this Trademark Agreement had not been made, subject to any disposition of all or any part thereof that may have been made by the Bank pursuant hereto or the Security Agreement. 13. COURSE OF DEALING.

No course of dealing between the Assignor and the Bank, nor any failure to exercise, nor any delay in exercising, on the part of the Bank, any right, power or privilege hereunder or under the Security Agreement or any other agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

14.  EXPENSES.

Any and all fees, costs and expenses, of whatever kind or nature, including the reasonable attorneys' fees and expenses incurred by the Bank in connection with the preparation of this Trademark Agreement and all other documents relating hereto, the consummation of the transactions contemplated hereby or the enforcement hereof, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance or renewal fees, encumbrances, or otherwise protecting, maintaining or preserving the Pledged Trademarks, or in defending or prosecuting any actions or proceedings arising out of or related to the Pledged Trademarks, shall be borne and paid by the Assignor.

15.  OVERDUE AMOUNTS.

Until paid, all amounts due and payable by the Assignor hereunder shall be a debt secured by the Pledged Trademarks and other Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Credit Agreement. 16. NO ASSUMPTION OF LIABILITY; INDEMNIFICATION.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE BANK ASSUMES NO LIABILITIES OF THE ASSIGNOR WITH RESPECT TO ANY CLAIM OR CLAIMS REGARDING THE ASSIGNOR'S OWNERSHIP OR PURPORTED OWNERSHIP OF, OR RIGHTS OR PURPORTED
 RIGHTS ARISING FROM, ANY OF THE PLEDGED TRADEMARKS OR ANY
USE, LICENSE OR  SUBLICENSE THEREOF, WHETHER ARISING OUT OF
ANY PAST, CURRENT OR FUTURE EVENT,  CIRCUMSTANCE, ACT OR
OMISSION OR OTHERWISE.  ALL OF SUCH LIABILITIES SHALL BE
EXCLUSIVELY THE RESPONSIBILITY OF THE ASSIGNOR, AND THE
ASSIGNOR SHALL INDEMNIFY THE BANK FOR ANY AND ALL COSTS, EXPENSES, DAMAGES AND CLAIMS, INCLUDING LEGAL FEES, INCURRED BY THE BANK WITH RESPECT TO SUCH LIABILITIES.

17.  NOTICES.

All notices and other communications made or required to be given pursuant to this Trademark Agreement shall be in writing and shall be delivered in hand, mailed by United States registered or certified first-class mail, postage prepaid, or sent by telegraph, telecopy or telex and confirmed by delivery via courier or postal service, addressed as follows: (a) if to the Assignor, at Expert Software, Inc., 800 Douglas Road, Executive Tower, Suite 750, Coral Gables, Florida 33134, Attention: President, or at such other address for notice as the Assignor shall last have furnished in writing to the person giving the notice, with copies to Goodwin, Procter & Hoar LLP, Attention: John J. Egan III, Esq.; and

(b)  if to the Bank, at The First National Bank of Boston,
SF-High Technology Division,  Attention: Joseph L. Massimo,
Vice President, or at such other address for notice as the
 Bank shall last have furnished in writing to the person giving the notice. Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer, (ii) if sent by registered or certified first-class mail, postage prepaid, two (2) Business Days after the posting thereof, and (iii) if sent by telegraph, telecopy, or telex, at the time of the dispatch thereof, if in normal business hours in the country of receipt, or otherwise at the opening of business on the following Business Day. 18. AMENDMENT AND WAIVER.

This Trademark Agreement is subject to modification only by a writing signed by the Bank and the Assignor, except as provided in ss.6.2. The Bank shall not be deemed to have waived any right hereunder unless such waiver shall be in writing and signed by the Bank. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion.

19.  GOVERNING LAW; CONSENT TO JURISDICTION.

THIS TRADEMARK AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE . The Assignor agrees that any suit for the enforcement of this Trademark Agreement may be brought in the courts of the or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Assignor by mail at the address specified in ss.17. The Assignor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.
20.  WAIVER OF JURY TRIAL.

THE ASSIGNOR WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS TRADEMARK AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Assignor waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Assignor (i) certifies that neither the Bank nor any representative, agent or attorney of the Bank has represented, expressly or otherwise, that the Bank would not, in the event of litigation, seek to enforce the foregoing waivers, and (ii) acknowledges that the Bank is relying upon, among other things, the waivers and certifications contained in this ss.20.

21. MISCELLANEOUS.

The headings of each section of this Trademark Agreement are for convenience only and shall not define or limit the provisions thereof. This Trademark Agreement and all rights and obligations hereunder shall be binding upon the Assignor and its respective successors and assigns, and shall inure to the benefit of the Bank and its successors and assigns. In the event of any irreconcilable conflict between the provisions of this Trademark Agreement and the Credit Agreement, or between this Trademark Agreement and the Security Agreement, the provisions of the Credit Agreement or the Security Agreement, as the case may be, shall control. If any term of this Trademark Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Trademark Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Assignor acknowledges receipt of a copy of this Trademark Agreement.

IN WITNESS WHEREOF, this Trademark Agreement has been executed as of the day and year first above written.




By:    /s/ Charles H. Murphy
Name:      Charles H. Murphy
Title:     Chief Financial Officer






By: /s/ Joseph L. Massimo
        Joseph L. Massimo, Vice President





CERTIFICATE OF ACKNOWLEDGMENT


COMMONWEALTH OR STATE OF            )
                                                )  ss.
COUNTY OF         )

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this ______ day of September, 1996, personally appeared _____________________ to me known personally, and who, being by me duly sworn, deposes and says that he is the ____________________ of , and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said ______________________________ acknowledged said instrument to be the free act and deed of said corporation.
------------------------------
Notary Public
My commission expires:


--SCHEDULE A




Trademark
or
Service MarkRegistrations --
United States
Patent and Trademark Office

Registration No.
Registration DateBirthday Newsletters
[Sup
plemental Register]
1,979,040
6/4/96Home Design 3D
[Supplemen
tal Register]
1,972,007
4/30/96Landscape Design 3D
[Supp
lemental Register]
1,972,008
4/30/96


Trademark
or
Service MarkPending Applications --
United
States Patent and Trademark Office

Serial No.
Filing DateTravel Planner







[Supplement
al Register]
74/627,050
1/30/95Expert Brand Software
and Design
74/593,372
11/1/94Expert Software74/593,54111/1/94


--EXHIBIT 1

ASSIGNMENT OF TRADEMARKS AND SERVICE MARKS (U.S.)

WHEREAS, , a corporation organized and existing under the laws of the State of Delaware, having a place of business at (the "Assignor"), has adopted and used and is using the trademarks and service marks (the "Marks") identified on the Annex hereto, and is the owner of the registrations of and pending registration applications for such Marks in the United States Patent and Trademark Office identified on such Annex; and

WHEREAS,   ______________________,   a  _______________________   organized  and
existing under the laws of the State of ________________, having a place of business at _____________________________ (the "Assignee"), is desirous of acquiring the Marks and the registrations thereof and registration applications therefor; NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Assignor does hereby assign, sell and transfer unto the Assignee all right, title and interest in and to the Marks, together with
(i) the registrations of and registration applications for the Marks, (ii) the goodwill of the business symbolized by and associated with the Marks and the registrations thereof, and (iii) the right to sue and recover for, and the right to profits or damages due or accrued arising out of or in connection with, any and all past, present or future infringements or dilution of or damage or injury to the Marks or the registrations thereof or such associated goodwill.

This Assignment of Trademarks and Service Marks (U.S.) is intended to and shall take effect as a sealed instrument at such time as the Assignee shall complete this instrument by inserting its name in the second paragraph above and signing its acceptance of this Assignment of Trademarks and Service Marks (U.S.) below.

IN WITNESS WHEREOF, the Assignor, by its duly authorized officer, has executed this assignment, as an instrument under seal, on this ______ day of September, 1996.




By:
Name:
Title:

The foregoing assignment of the Marks and the registrations thereof and registration applications therefor by the Assignor to the Assignee is hereby accepted as of the ____ day of _________________, 199___.





By:
Name:
Title:


COMMONWEALTH OR STATE OF            )
                                                )  ss.
COUNTY OF         )

On this the ____ day of September, 1996, before me appeared _________________________, the person who signed this instrument, who acknowledged that (s)he is the ____________________ of and that being duly authorized (s)he signed such instrument as a free act on behalf of
------------------------------
Notary Public
[Seal]







My commission expires:
--BOS-BUS:298186.2BOS-BUS:298186.2

MEMORANDUM OF GRANT OF SECURITY INTEREST IN COPYRIGHTS



MEMORANDUM OF GRANT OF SECURITY INTEREST IN COPYRIGHTS (this "Copyright Memorandum") dated as of September 17, 1996, between EXPERT SOFTWARE, INC., a Delaware corporation having its principal place of business at 800 Southwest 37th Avenue, Executive Tower, Suite 750, Coral Gables, Florida 33134 (the "Assignor"), and THE FIRST NATIONAL BANK OF BOSTON, a national banking association having an office at 100 Federal Street, Boston, Massachusetts 02110 (the "Bank").

WHEREAS, the Assignor has entered into a Revolving Credit Agreement` dated as of May 31, 1996 (as amended and in effect from time to time, the "Credit Agreement"), with the Bank, pursuant to which the Bank, subject to the terms and conditions contained therein, is to make loans to the Assignor;

WHEREAS, it is a condition precedent to the Bank's willingness to continue to make loans to the Assignor under the Credit Agreement that the Assignor execute and deliver to the Bank, a copyright memorandum in substantially the form hereof;

WHEREAS, the Assignor has executed and delivered to the Bank the Security Agreement (as defined in the Credit Agreement), pursuant to which the Assignor has granted to the Bank a security interest in certain of the Assignor's existing and after-acquired personal property and fixture assets (the "Collateral"), including without limitation (i) the copyrights and all other rights in and to the works identified in Part I of Exhibit A attached hereto (the "Registered Copyrights"), (ii) the copyrights and all other rights in and to the copyrighted or copyrightable works identified in Part II of Exhibit A attached hereto, (iii) the copyrights and all other rights in and to all other copyrighted or copyrightable works of the Assignor now or hereafter existing or now owned or hereafter acquired, whether or not identified by a title and/or

United States Copyright Office registration number, whether or not identified on Exhibit A attached hereto, and whether or not registered with the United States Copyright Office, and (iv) all proceeds from the sale, exchange, license, lease or other transfer or disposition or collection of any of the foregoing (in whole or in part) or of any right or interest therein, and all proceeds or other value received and attributable (in whole or in part) to the ownership, possession or use of any of the foregoing (including without limitation any amounts recovered or recoverable on account of any infringement or misappropriation thereof), all to secure the payment and performance in full of all of the Obligations (as defined in the Credit Agreement); and WHEREAS, this Copyright Memorandum is supplemental to the provisions contained in the Security Agreement;


NOW THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor hereby grants to the Bank and notice is hereby given that the Assignor has granted to the Bank a first priority security interest in the Collateral, all in accordance with the terms and conditions of the Security Agreement.

If the Assignor shall obtain any right, title, or interest in or to any other or new copyrights, the provisions of this Copyright Memorandum shall automatically apply thereto and the Assignor shall (i) provide to the Bank within the ten (10) days of filing for registration any additional copyrights with the United States Copyright Office, a list of the copyrights so filed, (ii) provide to the Bank within ninety (90) days of the date of each filing, the title, copyright number and date of registration of each copyright registration so filed, and (iii) execute and deliver to the Bank such documents or instruments as the Bank may reasonably request further to implement, preserve or evidence the Bank's interest therein.

The Assignor hereby further authorizes the Bank (i) to modify this Copyright Memorandum, without the necessity of the Assignor's further approval or signature, by amending Exhibit A hereto to include any other copyrights or other rights in and to the copyrighted or copyrightable works in which the Assignor now has or hereafter acquires any right, title or interest, and (ii) to take such further actions as may be necessary or appropriate to obtain and perfect the Bank's security interest in any such right, title or interest of the Assignor (including but not limited to recording any such amended Copyright Memorandum with the United States Copyright Office). IN WITNESS WHEREOF, this Copyright Memorandum has been executed as an instrument under seal as of the day and year first above written.

EXPERT SOFTWARE, INC.



By:    /s/ Charles H. Murphy
Name :     Charles H. Murphy
           Chief Financial Officer

THE FIRST NATIONAL BANK OF BOSTON



By:  /s/ Joseph L. Massimo
Joseph L. Massimo, Vice President




CERTIFICATE OF ACKNOWLEDGMENT


COMMONWEALTH OR STATE OF            )
      )  ss.
COUNTY OF         )

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this ______ day of September, 1996, personally appeared ______________________ to me known personally, and who, being by me duly sworn, deposes and says that he is the ____________________ of Expert Software, Inc., and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said ____________________







acknowledged said instrument to be the free act and deed of said corporation.


------------------------------
Notary Public
My commission expires:

--
EXHIBIT A

COPYRIGHTS



Part I
Copyrights Registered with U.S. Copyright Office Copyright RegistrationTitle NumberDateExpert CasinoTX 38889367/5/963000 Photo GalleryTX 40900577/10/95Photo Gallery II (CD-ROM WIN)TX 40900577/10/95Expert Casino CDTX
40587267/7/95Restaurant GuideTX 40587287/7/95Great PresentationsTX 40704497/7/95Astronomer (for Windows)TX 40353765/12/95Expert Fun ClipsTX 40353745/12/95Expert Landscape Design 3DTX 40353755/12/95Travel PlannerTX 39920653/30/95Expert Do-it-Yourself LawyerTX 40274173/27/95Expert Travel Planner 2.0TX 40274163/27/95TPCD, TBKTX 40274163/27/95Expert Birthday NewsTX
40171412/21/95Fantastic Fonts for WindowsTX 39930662/21/95Expert Card Games Classics for Windows TX 4058676 1/9/95Expert Crosswords and More (for Windows) TX 4056682 1/9/95Expert Aussie Screen SaverTX 361658812/30/94Fantasy IllustrationsTX 394274012/30/94Greeting Cards Maker for WindowsTX 399465912/30/94Chess (for Windows)TX 400882112/28/94Expert Clip Art for WindowsTX 400882012/28/94Expert Favorite GamesTX 397134612/28/94Expert Terminal TerrorTX 397105612/28/94Numerology for WindowsTX 404856012/28/94Sharks Screen Saver for Windows 3.1TX 400881912/28/943-D Home Design for WindowsTX 38889447/5/94Angels Screen SaverTX 41056507/5/94Astronomer CD-ROM for WindowsTX 41120927/5/94BingoTX



39948927/5/94Coral Reef Screen SaverTX 39948917/5/94Diet Expert for WindowsTX 38889417/5/94Expert Home DesignTX 38889507/5/94Expert Landscape for WindowsTX 38889427/5/94Expert Resume Writer (for Windows)TX 39948907/5/94Expert Writer, MacintoshTX 39989897/5/94FormsTX 38889347/5/94Home Design CD for WindowsTX 38126857/5/94Expert Home Design for WindowsTX 38889357/5/94Expert Personal CalendarTX 38889457/5/94Expert CD-ROM Travel PlannerTX 38126867/5/94Lotter Expert for WindowsTX 38889407/5/94Expert Terror of the CatacombsTX 38889397/5/94Travel Planner for WindowsTX 38889437/5/94Travel PlannerTX 38889477/5/94Expert TypingTX 38889387/5/94 Part II

Unregistered Copyrights (Foreign)


CountryExpert
File No.
Class
Official
Number
Official
Date
StatusCanada39161C1. 9796,10610/30/95
AllowedAustralia39162C1. 9674,84210/11/95
PendingU.K.39163C1. 92,041,04710/12/95
PendingIreland39164C1. 97141/9510/12/95
AllowedSouth
Africa39165C1. 995/1361910/12/95
PendingHong Kong39166C1. 913260/199510/18/95
PendingNew
Zealand39167C1. 9254,69110/13/95
PendingSingapore39168C1. 9S/9886/9510/12/95
PendingIndia39169C1. 9683,48110/13/95
Pending
      Notes:      Pending indicates the application is
currently subject to prosecution.
            Allowed indicates the application has been found acceptable for registration by the Trademark Examiner. The mark is then published for opposition whereby third parties may object to registration of the mark.








-  -
BOS-BUS:299623.6BOS-BUS:299623.6ESCROW AGREEMENT


      THIS ESCROW AGREEMENT, entered into as of the 17th day of September 1996 by and among Expert Software, Inc., a Delaware corporation (the "Company"), The First National Bank of Boston, a national banking association ("FNBB") and Bingham, Dana & Gould LLP (the "Escrow Agent").

      WHEREAS, the Company and FNBB have entered into a Revolving Credit Agreement (as amended from time to time and in effect, the "Credit Agreement"), dated as of May 31, 1996, pursuant to which FNBB has agreed to make certain loans to the Company;

      WHEREAS, the Company has agreed to grant to FNBB a security interest in all of its personal property subject to and in accordance with the terms of ss.7.1(g) of the Credit Agreement and SWFTE International, Ltd., a Subsidiary of the Company ("SWFTE") has agreed to grant to FNBB a security interest in certain of its assets;

      WHEREAS, pursuant to the terms of the Credit Agreement, the Company and/or SWFTE, as the case may be, shall execute and deliver to the Escrow Agent on or prior to September 17, 1996, a Security Agreement, a Perfection Certificate, a Stock Pledge Agreement, Memoranda of Grant of Security Interest in Copyrights, Trademark Collateral Security and Pledge Agreements, each substantially in the form of Exhibits A B, C D-1, D-2, E-1, and E-2, respectively, and this Agreement (collectively, the "Security Documents"); and

      WHEREAS, pursuant to the terms of this Agreement, the Escrow Agent shall deliver to FNBB the Security Documents upon the conditions and at such times as provided for herein;

      NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants and agreements hereinafter set forth, the parties, intending to be bound legally, agree as follows:

      ss.1.   Definitions.  All capitalized terms used in this
Agreement and not otherwise defined herein shall have the respective meanings ascribed to them in the Credit
Agreement.

      ss.2.   Security Documents.

            (a) Delivery to Escrow Agent. On or prior to September 18, 1996, the Company shall execute and deliver to the Escrow Agent the Security Documents, including the Financing Statements to be filed in each of the jurisdictions specified on Schedule I hereto to be held in escrow by the Escrow Agent.

            (b) Receipt by Escrow Agent. The Escrow Agent hereby acknowledges receipt of and accepts the Security Documents in escrow and agrees to hold and keep same in accordance with the terms and conditions hereof, and to deliver the Security Documents upon the occurrence of the conditions hereinafter set forth.

            (c) Delivery to FNBB. The Escrow Agent shall deliver the Security Documents to FNBB immediately upon receipt by the Escrow Agent of a written notice from FNBB (with a copy to the Company), including a certificate from FNBB, stating that (i) Consolidated Net Income is less than (A) negative $825,000 for the calendar month ended July 31, 1996, (B) negative $1,525,000 for the calendar month ended August 31, 1996, (C) negative $350,000 for each of the calendar months ended September 30, 1996, October 31, 1996 and November 30, 1996 or (D) $00.00 for the calendar month ended December 31, 1996, (ii) the ratio of the sum of cash plus Accounts plus inventory to the sum of Consolidated Current Liabilities plus long term indebtedness is less than 0.75:1.00, (iii) the Borrower has failed to comply with ss.7.1(a)(iii) of the Credit Agreement, or
(iv) an Event of Default (under and as defined in the Credit Agreement) has occurred and is continuing.

      ss.3.1. Duties. The Escrow Agent undertakes to perform all duties which are expressly set forth in this Agreement.

      ss.3.2. Expenses. If the Escrow Agent's duties and responsibilities are increased beyond that contemplated within this Agreement, compensation will be allowed as agreed upon in writing by all of the parties hereto. Such fees and expenses shall be borne by the Company.

      ss.3.3. Indemnification. The Company agrees to indemnify and hold harmless the Escrow Agent, its officers, partners, employees and agents against any and all costs, losses, claims, damages, liabilities and expenses (including reasonable costs of investigation, court costs and attorney's fees) which may be imposed upon the Escrow Agent in connection with its acceptance of appointment as Escrow Agent hereunder (except those arising out of the Escrow Agent's failure to comply with the provisions of this Agreement or the gross negligence or willful misconduct of the Escrow Agent), including any litigation arising from this Agreement or involving the subject matter hereof, and all such costs and expenses shall be for the account of and shall be borne and said by the Company as a condition to termination of this Agreement.

      ss.3.4. Dispute. In the event of any disagreement among any of the parties to this Agreement, the Escrow Agent shall refuse to comply with any such claims or demands as long as such disagreements may continue, and in so refusing, the Escrow Agent shall make no delivery or other disposition of any property then held by it under this Agreement and in so doing the Escrow Agent may continue to refrain from acting until (a) the rights of adverse claimants shall have been finally adjudicated in a court assuming and having jurisdiction over the property involved herein or affected hereby, or (b) all differences shall have been settled by agreement and the Escrow Agent shall have been notified in writing of such agreement signed by the Company and FNBB. In the event of a final adjudication of the rights and obligations of the parties by a court of competent jurisdiction, the Escrow Agent shall comply with the instructions of such court. In the event differences between the Company and FNBB shall be settled by agreement, the Escrow Agent shall comply with the instructions signed by the Company and FNBB.

      ss.3.5. Resignation. The Escrow Agent reserves the right to resign as Escrow Agent at any time, provided thirty (30) days' prior written notice is given to the other parties hereto. The other parties hereto reserve the right to remove the Escrow Agent at any time, provided thirty (30) days' prior written notice is given to the Escrow Agent. The Escrow Agent neither approves nor disapproves of this transaction, nor does it recommend for or against, nor does it have an opinion as to the legality or validity of this transaction.

      ss.4.  Liabilities of Escrow Agent.

      4.1. Limitations. The Escrow Agent shall be liable only to accept, hold and deliver the Security Documents as may be delivered to the Escrow Agent in accordance with the provisions of this Agreement and any amendments hereto, provided, however, that the Escrow Agent shall not incur any liability with respect to (a) any action taken or omitted in good faith upon the advice of its counsel given with respect to any questions relating to the duties and responsibilities of the Escrow Agent under this Agreement, or (b) any action taken or omitted in reliance upon any instrument (including the execution, the identity or authority of any person executing such instrument, its validity and effectiveness, and the truth and accuracy of any information contained therein) which the Escrow Agent shall in good faith believe to be genuine, to have been signed by a proper person or persons and to conform to the provisions of this Agreement.

      ss.4.2. Collateral Agreements. The Escrow Agent shall not be bound in any way by any contract or agreement between the other parties hereto, whether or not it has knowledge of any such contract or agreement or of its terms or conditions.

      ss.5. Termination. This Agreement shall terminate upon payment in full of all obligations of the Company to FNBB under and in respect of the Credit Agreement. This
Agreement also may be terminated by written mutual consent signed by all parties. This Agreement shall not be otherwise terminated.

      ss.6.  Other Provisions.

      6.1. Notices. All notices and other communications required or permitted to be given under or by reason of this Agreement shall be in writing and shall be deemed to have been duly given on the date of personal delivery to or on the date of receipt at the addresses set forth in this ss.6.1 or at such other address as may be specified in writing by the party to whom notice is to be given. If mailed by first-class, postage prepaid, registered mail, return receipt requested, such written notices shall be deemed to have been received as of the date set forth on the return receipt. Notices, demands, and communications will, unless another address is specified in writing, be sent to the persons and at the addresses indicated below:


      To Company:

            Expert Software, Inc.
            800 Southwest 37th Avenue,
            Executive Tower, Suite 750
            Coral Gables, Florida  33134

      Copy (which shall not constitute notice) to:

            Goodwin, Procter & Hoar
            One International Place
            Boston, Massachusetts  02110-2624
            Attention:

      To FNBB:

            The First National Bank of Boston
            100 Federal Street
            Boston, Massachusetts  02110
            Attention:  Joseph L. Massimo, Vice President

      Copy (which shall not constitute notice) to:

            Bingham, Dana & Gould LLP
            150 Federal Street
            Boston, Massachusetts  02110
            Attention:  Linda J. Groves, Esq.

      To Escrow Agent:

            Bingham, Dana & Gould LLP
            150 Federal Street
            Boston, Massachusetts  02110
            Attention:  Linda J. Groves, Esq.

      6.2. Benefit and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted hereunder. No person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder. No party to this Agreement may assign this Agreement or any rights hereunder without the prior written consent of the parties hereto.

      6.3. Entire Agreement; Amendment. This Agreement, together with the Credit Agreement, contains all the terms agreed upon by the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments or understandings with respect to such matters. This Agreement may be amended only by a written instrument signed by the party against whom enforcement or any waiver, change, modification, extension or discharge is sought.

      6.4. Headings. The headings of the sections and subsections of this Agreement are for purposes of reference only and do not evidence the intentions of the parties.

      6.5. Governing Law. This Agreement shall be governed by, and construed according to, the laws of the Commonwealth of Massachusetts (without regard to the choice of law provisions thereof).

      6.6. Counterparts. This Agreement may be signed upon any number of counterparts with the same effect as if the signatures on all counterparts are upon the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this ESCROW AGREEMENT as of the date set forth above.

                              EXPERT SOFTWARE, INC.


  By:        /s/ Charles H. Murphy
      Name:      Charles H. Murphy
      Title:     Chief Financial Officer

                              THE FIRST NATIONAL BANK OF BOSTON

  By:       /s/ Joseph L. Massimo
      Joseph L. Massimo, Vice President

                           BINGHAM, DANA & GOULD LLP,
                                 as Escrow Agent


  By:
      Linda J. Groves, Esq., Partner
--BOS-BUS:299694.1BOS-BUS:299694.1Consent of Sole
Shareholder

CitiSelectSM Folio 500
Class A Shares

August 30, 1996

      The undersigned, being the sole shareholder of Class A Shares of CitiSelectSM Folio 500 (the "Fund"), a series of Landmark Funds I, a Massachusetts business trust (the "Trust"), acting pursuant to and in accordance with the Trust's Declaration of Trust and By-Laws, as in effect on the date hereof, and applicable law, hereby adopts the following votes, effective as of the date hereof:

      VOTED: That the Management Agreement by and between the Trust, with respect to the Fund, and Citibank, N.A., in substantially the form attached hereto, be, and it hereby is, approved and adopted in all respects; that the terms of such Agreement be, and they hereby are, approved; and that a copy of such Agreement as executed, be filed with the permanent records of the Trust.


      VOTED:      That the form, terms and provisions of the
Service Plan with respect to Class A Shares of the Fund, in substantially the form attached hereto, be, and they hereby are, approved and adopted in all respects; and that a copy of such Service Plan be filed with the permanent records of the Trust.









                                    THE LANDMARK FUNDS
BROKER-DEALER                                   SERVICES, INC.


                                       By:
------------------------------------
                    Title:
--BOS-BUS:307561.2BOS-BUS:307561.2TRADEMARK COLLATERAL
SECURITY AND PLEDGE AGREEMENT




TRADEMARK COLLATERAL SECURITY AND PLEDGE AGREEMENT dated as of September 17, 1996, between SWFTE INTERNATIONAL, LTD., a having its principal place of business at , (the "Assignor"), and , having an office at (the "Bank").

WHEREAS, Expert Software, Inc. (the "Company") and the Bank are parties to a dated as of May 31, 1996 (as amended and in effect from time to time, the "Credit Agreement"), between the Company and the Bank.

WHEREAS, the Company and the Assignor are members of a group of related corporations, the success of any one of which is dependent in part on the success of the other members of such group; and

WHEREAS, it is a condition precedent to the Bank's willingness to continue to make loans to the Company under the Credit Agreement that the Assignor execute and deliver to the Bank a trademark agreement in substantially the form hereof.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.  DEFINITIONS.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided therefor in the Credit Agreement. In addition, the following terms shall have the meanings set forth in this ss.1 or elsewhere in this Trademark Agreement referred to below:

Assignment of Marks.  See ss.2.1.

Associated Goodwill. All goodwill of the Assignor and its business, products and services appurtenant to, associated with or symbolized by the Trademarks and the use thereof.
Pledged Trademarks. All of the Assignor's right, title and interest in and to all of the Trademarks, the Trademark
Registrations, the Trademark License Rights, the Trademark
Rights, the Associated Goodwill, the Related Assets, and all accessions to, substitutions for, replacements of, and all products and proceeds of any and all of the foregoing.
PTO.  The United States Patent and Trademark Office.

Related Assets. All assets, rights and interests of the Assignor that uniquely reflect or embody the Associated
Goodwill, including the following:

(a) all patents, inventions, copyrights, trade secrets, confidential information, formulae, methods or processes, compounds, recipes, know-how, methods and operating systems, drawings, descriptions, formulations, manufacturing and production and delivery procedures, quality control procedures, product and service specifications, catalogs, price lists, and advertising materials, relating to the manufacture, production, delivery, provision and sale of goods or services under or in association with any of the Trademarks; and

(b) the following documents and things in the possession or under the control of the Assignor, or subject to its demand for possession or control, related to the production, delivery, provision and sale by the Assignor, or any affiliate, franchisee, licensee or contractor, of products or services sold by or under the authority of the Assignor in connection with the Trademarks or Trademark Rights, whether prior to, on or subsequent to the date hereof:

(i) all lists, contracts, ancillary documents and other information that identify, describe or provide information with respect to any customers, dealers or distributors of the Assignor, its affiliates or franchisees or licensees or contractors, for products or services sold under or in connection with the Trademarks or Trademark Rights, including all lists and documents containing information regarding each customer's, dealer's or distributor's name and address, credit, payment, discount, delivery and other sale terms, and history, pattern and total of purchases by brand, product, style, size and quantity;

(ii) all agreements (including franchise agreements), product and service specification documents and operating, production and quality control manuals relating to or used in the design, manufacture, production, delivery, provision and sale of products or services under or in connection with the Trademarks or Trademark Rights;

(iii) all documents and agreements relating to the identity and locations of all sources of supply, all terms of purchase and delivery, for all materials, components, raw materials and other supplies and services used in the manufacture, production, provision, delivery and sale of products or services under or in connection with the Trademarks or Trademark Rights; and (iv) all agreements and documents constituting or concerning the present or future, current or proposed advertising and promotion by the Assignor (or any of its affiliates, franchisees, licensees or contractors) of products or services sold under or in connection with the Trademarks or Trademark Rights.

Trademark Agreement. This Trademark Collateral Security and Pledge Agreement, as amended and in effect from time to time.

Trademark License Rights. Any and all past, present or future rights and interests of the Assignor pursuant to any and all past, present and future franchising or licensing agreements in favor of the Assignor, or to which the Assignor is a party, pertaining to any Trademarks, Trademark Registrations, or Trademark Rights owned or used by third parties in the past, present or future, including the right (but not the obligation) in the name of the Assignor or the Bank to enforce, and sue and recover for, any breach or violation of any such agreement to which the Assignor is a party.

Trademark Registrations. All past, present or future federal, state, local and foreign registrations of the Trademarks, all past, present and future applications for any such registrations (and any such registrations thereof upon approval of such applications), together with the right (but not the obligation) to apply for such registrations (and prosecute such applications) in the name of the Assignor or the Bank, and to take any and all actions necessary or appropriate to maintain such registrations in effect and renew and extend such registrations. Trademark Rights. Any and all past, present or future rights in, to and associated with the Trademarks throughout the world, whether arising under federal law, state law, common law, foreign law or otherwise, including the following: all such rights arising out of or associated with the Trademark Registrations; the right (but not the obligation) to register claims under any state, federal or foreign trademark law or regulation; the right (but not the obligation) to sue or bring opposition or cancellation proceedings in the name of the Assignor or the Bank for any and all past, present and future infringements or dilution of or any other damages or injury to the Trademarks, the Trademark Rights, or the Associated Goodwill, and the rights to damages or profits due or accrued arising out of or in connection with any such past, present or future infringement, dilution, damage or injury; and the Trademark License Rights. Trademarks. All of the trademarks, service marks, designs, logos, indicia, trade names, corporate names, company names, business names, fictitious business names, trade styles, elements of package or trade dress, and other source and product or service identifiers, used or associated with or appurtenant to the products, services and businesses of the Assignor, that (i) are set forth on Schedule A hereto, or (ii) have been adopted, acquired, owned, held or used by the Assignor or are now owned, held or used by the Assignor, in the Assignor's business, or with the Assignor's products and services, or in which the Assignor has any right, title or interest, or (iii) are in the future adopted, acquired, owned, held and used by the Assignor in the Assignor's business or with the Assignor's products and services, or in which the Assignor in the future acquires any right, title or interest.

use. With respect to any Trademark, all uses of such Trademark by, for or in connection with the Assignor or its business or for the direct or indirect benefit of the Assignor or its business, including all such uses by the Assignor itself, by any of the affiliates of the Assignor, or by any franchisee, licensee or contractor of the Assignor.

2.  GRANT OF SECURITY INTEREST.

2.1.  Security Interest; Assignment of Marks.

As collateral security for the payment and performance in full of all of the Obligations, the Assignor hereby unconditionally grants to the Bank a continuing security interest in and first priority lien on the Pledged Trademarks, and pledges and mortgages (but does not transfer title to) the Pledged Trademarks to the Bank. In addition, the Assignor has executed in blank and delivered to the Bank an assignment of federally registered trademarks in substantially the form of Exhibit 1 hereto (the "Assignment of Marks"). The Assignor hereby authorizes the Bank to complete as assignee and record with the PTO the Assignment of Marks upon the occurrence and during the continuance of an Event of Default and the proper exercise of the Bank's remedies under this Trademark Agreement.

2.2.  Conditional Assignment.

In addition to, and not by way of limitation of, the grant, pledge and mortgage of the Pledged Trademarks provided in ss.2.1, the Assignor grants, assigns, transfers, conveys and sets over to the Bank the Assignor's entire right, title and interest in and to the Pledged Trademarks; provided that such grant, assignment, transfer and conveyance shall be and become of force and effect only
(i) upon or after the occurrence and during the continuance of an Event of Default and (ii) either (A) upon the written demand of the Bank at any time during such continuance or (B) immediately and automatically (without notice or action of any kind by the Bank) upon an Event of Default for which acceleration of the Loans is automatic under the Credit Agreement or upon the sale or other disposition of or foreclosure upon the Collateral pursuant to the Security Agreement and applicable law (including the transfer or other disposition of the Collateral by the Assignor to the Bank or its nominee in lieu of foreclosure).

3.  REPRESENTATIONS, WARRANTIES AND COVENANTS.

The Assignor represents, warrants and covenants that: (i) Schedule A sets forth a true and complete list of all Trademarks and Trademark Registrations now owned, licensed, controlled or used by the Assignor; (ii) the Trademarks and Trademark Registrations are subsisting and have not been adjudged invalid or unenforceable, in whole or in part, and there is no litigation or proceeding pending concerning the validity or enforceability of the Trademarks or Trademark Registrations; (iii) to the best of the Assignor's knowledge, each of the Trademarks and Trademark Registrations is valid and enforceable; (iv) to the best of the Assignor's knowledge, there is no infringement by others of the Trademarks, Trademark Registrations or Trademark Rights; (v) no claim has been made that the use of any of the Trademarks does or may violate the rights of any third person, and to the best of the Assignor's knowledge, there is no infringement by the Assignor of the trademark rights of others that could have a Material Adverse Effect; (vi) the Assignor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the registered Trademarks (other than ownership and other rights reserved by third party owners with respect to Trademarks that the Assignor is licensed to use), free and clear of any liens, charges, encumbrances and adverse claims, including pledges, assignments, licenses, registered user agreements and covenants by the Assignor not to sue third persons, other than the security interest and assignment created by this Trademark Agreement; (vii) the Assignor has the unqualified right to enter into this Trademark Agreement and to perform its terms and has entered and will enter into written agreements with each of its present and future employees that will enable them to comply with the covenants herein contained; (viii) the Assignor has used, and will continue to use, proper statutory and other appropriate proprietary notices in connection with its use of the Trademarks; (ix) the Assignor has used, and will continue to use for the duration of this Trademark Agreement, consistent standards of quality in its manufacture and provision of products and services sold or provided under the Trademarks; (x) this Trademark Agreement will create in favor of the Bank a valid and perfected first priority security interest in the Pledged Trademarks upon making the filings referred to in clause
(xi) of this ss.3; and (xi) except for the filing of financing statements with the under the Uniform Commercial Code and the recording of this Trademark Agreement with the PTO, no authorization, approval or other action by, and no notice to or filing with, any governmental or regulatory authority, agency or office is required either (A) for the grant by the Assignor or the effectiveness of the security interest and assignment granted hereby or for the execution, delivery and performance of this Trademark Agreement by the Assignor, or (B) for the perfection of or the exercise by the Bank of any of its rights and remedies hereunder.

4.  INSPECTION RIGHTS.

The Assignor hereby grants to the Bank and its employees and agents the right to visit the Assignor's plants and facilities that manufacture, inspect or store products sold under any of the Trademarks, and to inspect the products and quality control records relating thereto at reasonable times during regular business hours.

5.  NO TRANSFER OR INCONSISTENT AGREEMENTS.

Without the Bank's prior written consent, and except for licenses of the Pledged Trademarks in the ordinary course of the Assignor's business consistent with its past practices, the Assignor will not (i) mortgage, pledge, assign, encumber, grant a security interest in, transfer, license or alienate any of the Pledged Trademarks, or (ii) enter into any agreement (for example, a license agreement) that is inconsistent with the Assignor's obligations under this Trademark Agreement.

6.  AFTER-ACQUIRED TRADEMARKS, ETC.

6.1.  After-acquired Trademarks.

If, before the Obligations shall have been finally paid and satisfied in full, the Assignor shall obtain any right, title or interest in or to any other or new Trademarks, Trademark Registrations or Trademark Rights, the provisions of this Trademark Agreement shall automatically apply thereto and the Assignor shall (i) provide to the Bank within ten (10) days of filing for registration any such Trademarks with the PTO a list of the Trademarks so filed, (ii) provide to the Bank within ninety (90) days of the date of each filing, the Trademark or Service Mark, the registration number and registration date for each Trademark so filed, and (iii) execute and deliver to the Bank such documents or instruments as the Bank may reasonably request further to implement, preserve or evidence the Bank's interest therein. 6.2. Amendment to Schedule.

The Assignor authorizes the Bank to modify this Trademark Agreement and the Assignment of Marks, without the necessity of the Assignor's further approval or signature, by amending Exhibit A hereto and the Annex to the Assignment of Marks to include any future or other Trademarks, Trademark Registrations or Trademark Rights under ss.2 or ss.6. 7. TRADEMARK PROSECUTION.

7.1.  Assignor Responsible.

The Assignor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with the Pledged Trademarks, and shall hold the Bank harmless from any and all costs, damages, liabilities and expenses that may be incurred by the Bank in connection with the Bank's interest in the Pledged Trademarks or any other action or failure to act in connection with this Trademark Agreement or the transactions contemplated hereby. In respect of such responsibility, the Assignor shall retain trademark counsel reasonably acceptable to the Bank.

7.2.  Assignor's Duties, etc.

The Assignor shall have the right and the duty, through trademark counsel reasonably acceptable to the Bank, to prosecute diligently any trademark registration applications of the Trademarks pending as of the date of this Trademark Agreement or thereafter to the extent Assignor deems appropriate, to preserve and maintain all rights in the Trademarks and Trademark Registrations, including the filing of appropriate renewal applications and other instruments to maintain in effect the Trademark Registrations and the payment when due of all registration renewal fees and other fees, taxes and other expenses that shall be incurred or that shall accrue with respect to any of the Trademarks or Trademark Registrations. Any expenses incurred in connection with such applications and actions shall be borne by the Assignor. The Assignor shall not abandon any filed trademark registration application, or any Trademark Registration or Trademark, without the consent of the Bank, which consent shall not be unreasonably withheld.

7.3.  Assignor's Enforcement Rights.

The Assignor shall have the right and the duty to bring suit or other action in the Assignor's own name to maintain and enforce the Trademarks, the Trademark Registrations and the Trademark Rights. The Assignor may require the Bank to join in such suit or action as necessary to assure the Assignor's ability to bring and maintain any such suit or action in any proper forum if (but only if) the Bank is completely satisfied that such joinder will not subject the Bank to any risk of liability. The Assignor shall promptly, upon demand, reimburse and indemnify the Bank for all damages, costs and expenses, including legal fees, incurred by the Bank pursuant to this ss.7.3.

7.4.  Protection of Trademarks, etc.

In general, the Assignor shall take any and all such actions (including institution and maintenance of suits, proceedings or actions) as may be necessary or appropriate to properly maintain, protect, preserve, care for and enforce the Pledged Trademarks. The Assignor shall not take or fail to take any action, nor permit any action to be taken or not taken by others under its control, that would adversely affect the validity, grant or enforcement of the Pledged Trademarks.

7.5.  Notification by Assignor.

Promptly upon obtaining knowledge thereof, the Assignor will notify the Bank in writing of the institution of, or any final adverse determination in, any proceeding in the PTO or any similar office or agency of the United States or any foreign country, or any court, regarding the validity of any of the Trademarks or Trademark Registrations or the Assignor's rights, title or interests in and to the Pledged Trademarks, and of any event that does or reasonably could materially adversely affect the value of any of the Pledged Trademarks, the ability of the Assignor or the Bank to dispose of any of the Pledged Trademarks or the rights and remedies of the Bank in relation thereto (including but not limited to the levy of any legal process against any of the Pledged Trademarks).

8.  REMEDIES.

Upon the occurrence and during the continuance of an Event of Default, the Bank shall have, in addition to all other rights and remedies given it by this Trademark Agreement (including, without limitation, those set forth in ss.2.2), the Credit Agreement and the other Loan Documents, those allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in the Commonwealth of Massachusetts, and, without limiting the generality of the foregoing, the Bank may immediately, without demand of performance and without other notice (except as set forth next below) or demand whatsoever to the Assignor, all of which are hereby expressly waived, sell or license at public or private sale or otherwise realize upon the whole or from time to time any part of the Pledged Trademarks, or any interest that the Assignor may have therein, and after deducting from the proceeds of sale or other disposition of the Pledged Trademarks all expenses incurred by the Bank in attempting to enforce this Trademark Agreement (including all reasonable expenses for broker's fees and legal services), shall apply the residue of such proceeds toward the payment of the Obligations as set forth in or by reference in the Credit Agreement. Notice of any sale, license or other disposition of the Pledged Trademarks shall be given to the Assignor at least five (5) days before the time that any intended public sale or other public disposition of the Pledged Trademarks is to be made or after which any private sale or other private disposition of the Pledged Trademarks may be made, which the Assignor hereby agrees shall be reasonable notice of such public or private sale or other disposition. At any such sale or other disposition, the Bank may, to the extent permitted under applicable law, purchase or license the whole or any part of the Pledged Trademarks or interests therein sold, licensed or otherwise disposed of.

9. COLLATERAL PROTECTION.

If the Assignor shall fail to do any act that it has covenanted to do hereunder, or if any representation or warranty of the Assignor shall be breached, the Bank, in its own name or that of the Assignor (in the sole discretion of the Bank), may (but shall not be obligated to) do such act or remedy such breach (or cause such act to be done or such breach to be remedied), and the Assignor agrees promptly to reimburse the Bank for any cost or expense incurred by the Bank in so doing.

10.  POWER OF ATTORNEY.

If any Event of Default shall have occurred and be continuing, the Assignor does hereby make, constitute and appoint the Bank (and any officer or agent of the Bank as the Bank may select in its exclusive discretion) as the Assignor's true and lawful attorney-in-fact, with full power of substitution and with the power to endorse the Assignor's name on all applications, documents, papers and instruments necessary for the Bank to use the Pledged Trademarks, or to grant or issue any exclusive or nonexclusive license of any of the Pledged Trademarks to any third person, or to take any and all actions necessary for the Bank to assign, pledge, convey or otherwise transfer title in or dispose of any of the Pledged Trademarks or any interest of the Assignor therein to any third person, and, in general, to execute and deliver any instruments or documents and do all other acts that the Assignor is obligated to execute and do hereunder. The Assignor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof and releases the Bank from any claims, liabilities, causes of action or demands arising out of or in connection with any action taken or omitted to be taken by the Bank under this power of attorney (except for the Bank's gross negligence or willful misconduct). This power of attorney is coupled with an interest and shall be irrevocable for the duration of this Trademark Agreement.

11.  FURTHER ASSURANCES.

The Assignor shall, at any time and from time to time, and at its expense, make, execute, acknowledge and deliver, and file and record as necessary or appropriate with governmental or regulatory authorities, agencies or offices, such agreements, assignments, documents and instruments, and do such other and further acts and things (including, without limitation, obtaining consents of third parties), as the Bank may reasonably request or as may be necessary or appropriate in order to implement and effect fully the intentions, purposes and provisions of this Trademark Agreement, or to assure and confirm to the Bank the grant, perfection and priority of the Bank's security interest in the Pledged Trademarks. 12. TERMINATION.

At such time as all of the Obligations have been finally paid and satisfied in full, this Trademark Agreement shall terminate and the Bank shall, upon the written request and at the expense of the Assignor, execute and deliver to the Assignor all deeds, assignments and other instruments as may be necessary or proper to reassign and reconvey to and re-vest in the Assignor the entire right, title and interest to the Pledged Trademarks previously granted, assigned, transferred and conveyed to the Bank by the Assignor pursuant to this Trademark Agreement, as fully as if this Trademark Agreement had not been made.

13.  COURSE OF DEALING.

No course of dealing between the Assignor and the Bank, nor any failure to exercise, nor any delay in exercising, on the part of the Bank, any right, power or privilege hereunder or any other agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

14.  EXPENSES.

Any and all fees, costs and expenses, of whatever kind or nature, including the reasonable attorneys' fees and expenses incurred by the Bank in connection with the preparation of this Trademark Agreement and all other documents relating hereto, the consummation of the transactions contemplated hereby or the enforcement hereof, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance or renewal fees, encumbrances, or otherwise protecting, maintaining or preserving the Pledged Trademarks, or in defending or prosecuting any actions or proceedings arising out of or related to the Pledged Trademarks, shall be borne and paid by the Assignor.

15.  OVERDUE AMOUNTS.

Until paid, all amounts due and payable by the Assignor hereunder shall be a debt secured by the Pledged Trademarks and other Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Credit Agreement. 16. NO ASSUMPTION OF LIABILITY; INDEMNIFICATION.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE BANK ASSUMES NO LIABILITIES OF THE ASSIGNOR WITH RESPECT TO ANY CLAIM OR CLAIMS REGARDING THE ASSIGNOR'S OWNERSHIP OR PURPORTED OWNERSHIP OF, OR RIGHTS OR PURPORTED
 RIGHTS ARISING FROM, ANY OF THE PLEDGED TRADEMARKS OR ANY USE, LICENSE OR SUBLICENSE THEREOF, WHETHER ARISING OUT OF ANY PAST, CURRENT OR FUTURE EVENT, CIRCUMSTANCE, ACT OR OMISSION OR OTHERWISE. ALL OF SUCH LIABILITIES SHALL BE EXCLUSIVELY THE RESPONSIBILITY OF THE ASSIGNOR, AND THE ASSIGNOR SHALL INDEMNIFY THE BANK FOR ANY AND ALL COSTS, EXPENSES, DAMAGES AND CLAIMS, INCLUDING LEGAL FEES, INCURRED BY THE BANK WITH RESPECT TO SUCH LIABILITIES.

17.  NOTICES.

All notices and other communications made or required to be given pursuant to this Trademark Agreement shall be in writing and shall be delivered in hand, mailed by United States registered or certified first-class mail, postage prepaid, or sent by telegraph, telecopy or telex and confirmed by delivery via courier or postal service, addressed as follows: (a) if to the Assignor, at Expert Software, Inc., 800 Douglas Road, Executive Tower, Suite 750, Coral Gables, Florida 33134, Attention: President, or at such other address for notice as the Assignor shall last have furnished in writing to the person giving the notice, with copies to Goodwin, Procter & Hoar LLP, Attention: John J. Egan III, Esq.; and

(b)  if to the Bank, at The First National Bank of Boston,
SF-High Technology Division,  Attention: Joseph L. Massimo,
Vice President, or at such other address for notice as the
 Bank shall last have furnished in writing to the person giving the notice. Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer, (ii) if sent by registered or certified first-class mail, postage prepaid, two (2) Business Days after the posting thereof, and (iii) if sent by telegraph, telecopy, or telex, at the time of the dispatch thereof, if in normal business hours in the country of receipt, or otherwise at the opening of business on the following Business Day. 18. AMENDMENT AND WAIVER.

This Trademark Agreement is subject to modification only by a writing signed by the Bank and the Assignor, except as provided in ss.6.2. The Bank shall not be deemed to have waived any right hereunder unless such waiver shall be in writing and signed by the Bank. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion.

19.  GOVERNING LAW; CONSENT TO JURISDICTION.

THIS TRADEMARK AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE . The Assignor agrees that any suit for the enforcement of this Trademark Agreement may be brought in the courts of the or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Assignor by mail at the address specified in ss.17. The Assignor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court. 20. WAIVER OF JURY TRIAL.

THE ASSIGNOR WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS TRADEMARK AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Assignor waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Assignor (i) certifies that neither the Bank nor any representative, agent or attorney of the Bank has represented, expressly or otherwise, that the Bank would not, in the event of litigation, seek to enforce the foregoing waivers, and (ii) acknowledges that the Bank is relying upon, among other things, the waivers and certifications contained in this ss.20. 21. MISCELLANEOUS.

The headings of each section of this Trademark Agreement are for convenience only and shall not define or limit the provisions thereof. This Trademark Agreement and all rights and obligations hereunder shall be binding upon the Assignor and its respective successors and assigns, and shall inure to the benefit of the Bank and its successors and assigns. In the event of any irreconcilable conflict between the provisions of this Trademark Agreement and the Credit Agreement, or between this Trademark Agreement, the provisions of the Credit Agreement, as the case may be, shall control. If any term of this Trademark Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Trademark Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Assignor acknowledges receipt of a copy of this Trademark Agreement. IN WITNESS WHEREOF, this Trademark Agreement has been executed as of the day and year first above written.

SWFTE INTERNATIONAL, LTD.


By:    /s/ Charles H. Murphy
Name:      Charles H. Murphy
Title:     Chief Financial Officer




By: /s/ Joseph L. Massimo
Joseph L. Massimo, Vice President




CERTIFICATE OF ACKNOWLEDGMENT


COMMONWEALTH OR STATE OF            )
                                                )  ss.
COUNTY OF         )

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this ______ day of September, 1996, personally appeared _____________________ to me known personally, and who, being by me duly sworn, deposes and says that he is the ____________________ of SWFTE International, Ltd., and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said ______________________________ acknowledged said instrument to be the free act and deed of said corporation.
------------------------------







Notary Public
My commission expires:


--SCHEDULE A




Trademark
or
Service MarkRegistrations --
United States
Patent and Trademark Office

Registration No.
Registration DateInteractive Sailing
[Suppl
emental Register]
1,937,600
11/21/95Interactive Sailing
(Logo)
[Supplemental
Register]
1,937,597
11/21/95SWFTE (Logo)1,907,1387/25/95Gettysburg An
Interactive Battle
Simulation (Logo)
1,883,679
3/14/95The Wire1,815,3741/4/94Typecase1,810,51512/14/93

Trademark
or
Service MarkPending Applications --
United
States Patent and Trademark Office

Serial No.
Filing Date
Outback
74/700,156
7/12/95Virtual La74/556,9488/3/94Pax
Americana74/388/3565/5/93 SWFTE Foreign Registered
Trademarks








Trademark/Service
MarkCountryReg. No.Registration
DateSWFTE (Logo)Germany2 041 0857/23/93TypecaseGermany2 039
9917/8/93TypecaseSwitzerland 40129310/2/92SWFTE
(Logo)Switzerland
4007609/22/92


--EXHIBIT 1

ASSIGNMENT OF TRADEMARKS AND SERVICE MARKS (U.S.)

WHEREAS, SWFTE INTERNATIONAL, LTD., a corporation organized and existing under the laws of the State of Delaware, having a place of business at (the "Assignor"), has adopted and used and is using the trademarks and service marks (the "Marks") identified on the Annex hereto, and is the owner of the registrations of and pending registration applications for such Marks in the United States Patent and Trademark Office identified on such Annex; and WHEREAS, ______________________, a _______________________ organized and existing under the laws of the State of ________________, having a place of business at _____________________________ (the "Assignee"), is desirous of acquiring the Marks and the registrations thereof and registration applications therefor; NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Assignor does hereby assign, sell and transfer unto the Assignee all right, title and interest in and to the Marks, together with (i) the registrations of and registration applications for the Marks, (ii) the goodwill of the business symbolized by and associated with the Marks and the registrations thereof, and (iii) the right to sue and recover for, and the right to profits or damages due or accrued arising out of or in connection with, any and all past, present or future infringements or dilution of or damage or injury to the Marks or the registrations thereof or such associated goodwill.

This Assignment of Trademarks and Service Marks (U.S.) is intended to and shall take effect as a sealed instrument at such time as the Assignee shall complete this instrument by inserting its name in the second paragraph above and signing its acceptance of this Assignment of Trademarks and Service Marks (U.S.) below.

IN WITNESS WHEREOF, the Assignor, by its duly authorized officer, has executed this assignment, as an instrument under seal, on this ______ day of September, 1996. SWFTE INTERNATIONAL, LTD.



By:
Name:
Title:

The foregoing assignment of the Marks and the registrations thereof and registration applications therefor by the Assignor to the Assignee is hereby accepted as of the ____ day of _________________, 199___.





By:
Name:
Title:


COMMONWEALTH OR STATE OF            )
                                                )  ss.
COUNTY OF         )

On this the ____ day of ________________, 199__, before me appeared _________________________, the person who signed this instrument, who acknowledged that (s)he is the ____________________ of SWFTE International, Ltd. and that being duly authorized (s)he signed such instrument as a free act on behalf of SWFTE International, Ltd.

------------------------------
Notary Public







[Seal]
My commission expires:

--BOS-BUS:307580.1BOS-BUS:307580.1

MEMORANDUM OF GRANT OF SECURITY INTEREST IN COPYRIGHTS

MEMORANDUM OF GRANT OF SECURITY INTEREST IN COPYRIGHTS (this "Copyright Memorandum") dated as of September 17, 1996, between SWFTE INTERNATIONAL, LTD., a Delaware corporation having its principal place of business at 800 Douglas Road, Executive Tower, Suite 750, Coral Gables, Florida 33134 (the "Assignor"), and THE FIRST NATIONAL BANK OF BOSTON, a national banking association having an office at 100 Federal Street, Boston, Massachusetts 02110 (the "Bank").

WHEREAS, the Expert Software, Inc. (the "Company") has entered into a Revolving Credit Agreement dated as of May 31, 1996 (as amended and in effect from time to time, the "Credit Agreement"), with the Bank, pursuant to which the Bank, subject to the terms and conditions contained therein, is to make loans to the Company;

WHEREAS, the Company and the Assignor are members of a group of related corporations, the success of any one of which is dependent in part on the success of the other members of such group; and

WHEREAS, it is a condition precedent to the Bank's willingness to continue to make loans to the Company under the Credit Agreement that the Assignor execute and deliver to the Bank, a copyright memorandum in substantially the form hereof.

NOW THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor hereby grants to the Bank and notice is hereby given that the Assignor has granted to the Bank a first priority security interest in
(i) the copyrights and all other rights in and to the works identified in Part I of Exhibit A attached hereto (the "Registered Copyrights"), (ii) the copyrights and all other rights in and to the copyrighted or copyrightable works identified in Part II of Exhibit A attached hereto, (iii) the copyrights and all other rights in and to all other copyrighted or copyrightable works of the Assignor now or hereafter existing or now owned or hereafter acquired, whether or not identified by a title and/or United States Copyright Office registration number, whether or not identified on Exhibit A attached hereto, and whether or not registered with the United States Copyright Office, and (iv) all proceeds from the sale, exchange, license, lease or other transfer or disposition or collection of any of the foregoing (in whole or in part) or of any right or interest therein, and all proceeds or other value received and attributable (in whole or in part) to the ownership, possession or use of any of the foregoing (including without limitation any amounts recovered or recoverable on account of any infringement or misappropriation thereof), all to secure the payment and performance in full of all of the Obligations (as defined in the Credit Agreement). If the Assignor shall obtain any right, title, or interest in or to any other or new copyrights, the provisions of this Copyright Memorandum shall automatically apply thereto and the Assignor shall (i) provide to the Bank within the ten (10) days of filing for registration any additional copyrights with the United States Copyright Office, a list of the copyrights so filed, (ii) provide to the Bank within ninety (90) days of the date of each filing, the title, copyright number and date of registration of each copyright registration so filed, and (iii) execute and deliver to the Bank such documents or instruments as the Bank may reasonably request further to implement, preserve or evidence the Bank's interest therein.

The Assignor hereby further authorizes the Bank (i) to modify this Copyright Memorandum, without the necessity of the Assignor's further approval or signature, by amending Exhibit A hereto to include any other copyrights or other rights in and to the copyrighted or copyrightable works in which the Assignor now has or hereafter acquires any right, title or interest, and (ii) to take such further actions as may be necessary or appropriate to obtain and perfect the Bank's security interest in any such right, title or interest of the Assignor (including but not limited to recording any such amended Copyright Memorandum with the United States Copyright Office). IN WITNESS WHEREOF, this Copyright Memorandum has been executed as an instrument under seal as of the day and year first above written.

SWFTE INTERNATIONAL, LTD.



By:   /s/ Charles H. Murphy
Title:    Chief Financial Officer

THE FIRST NATIONAL BANK OF BOSTON



By: /s/ Joseph L. Massimo
Joseph L. Massimo, Vice President




CERTIFICATE OF ACKNOWLEDGMENT


COMMONWEALTH OR STATE OF            )
      )  ss.
COUNTY OF         )

Before me, the undersigned, a Notary Public in and for the county aforesaid, on this ______ day of September, 1996, personally appeared ______________________ to me known personally, and who, being by me duly sworn, deposes and says that he is the ____________________ of SWFTE International, Ltd., and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and said ____________________ acknowledged said instrument to be the free act and deed of said corporation.


------------------------------







Notary Public
My commission expires:

--EXHIBIT A

COPYRIGHTS



Part I
Copyrights Registered with U.S. Copyright Office
Copyright RegistrationTitle
NumberDateGettysburg (CD-ROM) (Jointly
Filed With Turner Publishing)
PA 720-155
12/19/94Bicycle Bridge (WIN)TX 399377412/6/94Bicycle Poker (DOS)TX 399377312/6/94Bicycle Poker (WIN)TX 393820812/6/94Bicycle Solitaire (DOS)TX 399377512/6/94Bicycle Solitaire (WIN)TX 393820712/6/94Brain Quest (Grades 4-7)TX 400884112/6/94Brain Quest (Grade 3)TX 400883912/6/94Brain Quest (Grades 1 & 2)TX
400884012/6/94Crayons Coloring BookTX 393822212/6/94Interactive Sailing (CD-ROM)TX 401722212/6/94Interactive Field Guide to Birds of North America (CD-ROM) TX 4017221 11/7/94Archibald's Guide to the Mysteries of Ancient Egypt (CD-ROM) TX 3908448 10/19/94Archibald's Guide to the Wonders of World Geography (CD-ROM) PA 726-182 10/19/94Gettysburg (CD-ROM source code)TX 406177710/19/94The Big OneTX 35852819/29/94The Wire 3.0TX 38489779/29/94Bicycle Bridge (DOS)TX 38989098/1/94Bicycle Cribbage (DOS)TX 39523347/11/94Bicycle Cribbage (WIN)TX 39523357/11/94CalendarTX 37054541/7/94New York Times Crosswords PuzzlesTX 37054561/7/94The WireTX 37013701/6/94LetterheadTX 375288911/3/93GettysburgTX
370080910/14/93 Part II


Copyrights Not Registered

TitleArchibald's Guide to the Mysteries of Ancient Egypt (CD-ROM)Archibald's Guide to the Wonders of World Geography (CD-ROM)Bicycle BaccaratBicycle BlackjackBicycle Bridge (DOS)Bicycle Bridge (WIN)Bicycle CasinoBicycle ClassicsBicycle CribbageBicycle GinBicycle Hearts and SpadesBicycle Holiday CollectionBicycle Poker (DOS)Bicycle Poker (WIN)Bicycle Solitaire (DOS)Bicycle Solitaire (WIN)Bicycles PinochleBook of TellsBrain Quest Grades (1-7)Brain Quest Multimediate CD-ROMs (Preschool, Kindergarten and Grades 1-7)CalendarCrayons Coloring BookDisk PoliceGettysburg Interactive Battle SimulationGettysburg Multimedia Battle Simulation (CD-ROM)Interactive Field Guide to Birds of North America (CD-ROM)Interactive Sailing (CD-ROM)Letterhead New York Times Crossword PuzzlesPixel PuzzelThe Big OneThe Multimedia Bird BookThe Multimedia Bug BookThe WireThe Wire 3:0Typecase 2001Typecase, Typecase II & Typecase IIIUnderground CD-ROM Handbook for the SAT (Joint With WPC)Wack-a-Mole --BOS-BUS:320958.4BOS-BUS:320958.4

EXPERT SOFTWARE, INC.

SECOND AMENDMENT
to
REVOLVING CREDIT AGREEMENT




      This SECOND AMENDMENT (this "Amendment"), dated as of September 30, 1996, is between Expert Software, Inc. (the "Borrower") and The First National Bank of Boston (the "Bank").
      WHEREAS, the Borrower and the Bank are parties to that certain Revolving Credit Agreement, dated as of May 31, 1996 (as amended by the First Amendment, dated as of June 30, 1996, the "Credit Agreement"), pursuant to which the Bank, upon certain terms and conditions, has made loans to the Borrower; and

      WHEREAS, the Borrower had requested that the Bank agree, and the Bank has agreed, on the terms and subject to the conditions set forth herein, to make certain changes to the Credit Agreement;

      NOW, THEREFORE, the parties hereto hereby agree as follows:

      ss.1.   Defined Terms.  Capitalized terms which are used
herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

      ss.2. Amendment of Credit Agreement. The Credit Agreement is hereby amended as follows: (a) The definition of Base Rate Margin contained in ss.1 of the Credit Agreement is amended by deleting such definition and restating it in its entirety as follows: Base Rate Margin. (i) From and after October 17, 1996, one and one-half percent (1.5%), and (ii) from and after March 31, 1997, two and one-half percent (2.5%); provided, however, after January 1, 1997, in the event that the Borrower shall reduce the outstanding amount of the Loans to zero for any period of sixty (60) consecutive days, the Base Rate Margin shall (a) remain at one and one-half percent (1.5%) from and after March 31, 1997 if such sixty
 (60) day period shall end prior to March 31, 1997, or (b) be reduced to one and one-half percent (1.5%) if such sixty day period shall end following March 31, 1997.

(b) Section 2 of the Credit Agreement is amended by adding the following new ss.2.6 to such ss.2:

ss.2.6  Depository Arrangements.

      ss.2.6.1. Notification of Account Debtors. The Borrower will, as soon as practicable, but in any event prior to November 30, 1996, direct its account debtors (and after such date each new account debtor) with respect to all of its
  Accounts, chattel paper and general intangibles and obligors on instruments for which the Borrower is an obligee pursuant to a statement on the invoice of the Borrower delivered to such account debtors and obligors in form and substance satisfactory to the Bank that all payments on or with respect to such Accounts, chattel paper, general intangibles or instruments due or to become due to the Borrower are to be made directly to the Borrower's deposit account, account number 55164696 maintained with the Bank (the "Lock Box Account"). If an Event of Default shall have occurred and be continuing, without notice to or demand upon the Borrower, the Bank may itself so direct account debtors and obligors.

      ss.2.6.2. Payments Received by the Borrower. In the event that, prior to, and notwithstanding the issuance of, such statement on any invoice of the Borrower and compliance by the Borrower with the provisions of ss.2.6.1., the Borrower receives any cash, checks, or other payments or proceeds of collateral, the Borrower shall, immediately upon receipt thereof, in the identical form received, cause such cash, checks and other payments and proceeds (except for any endorsements thereon which may be required by the Bank), to be paid directly into the Lock Box Account. Prior to payment into the Lock Box Account, all such items shall be held in trust by the Borrower for the benefit of the Bank.

      ss.2.6.3. Application of Proceeds. The Bank shall, at the end of each Business Day (or such later date as the Bank determines that good collected funds will be received by the Bank), and on a provisional basis until final receipt of good collected funds, apply all such cash, checks and other payments and proceeds which were deposited to the Lock Box Account as follows:

      (a) first, to pay amounts due and payable under the Loans or any of the Loan Documents;

      (b)   second, to reduce the Loans; and

      (c) third, so long as no payment Default or Event of Default shall have occurred and be continuing, any remaining funds shall be made available by the Bank to the Borrower in the Borrower's deposit account. The Borrower shall not have any right to withdraw amounts in the Lock Box Account. Subject to satisfaction of the conditions set forth in ss.6, amounts prepaid pursuant to clause (b) above may be reborrowed. For purposes of the foregoing provisions of this ss.2.6, the Bank shall not be deemed to have received any such cash proceeds on any day unless received by the Bank before 3:00 p.m. (Boston time) on such day. The Borrower further acknowledges and agrees that any such provisional credit by the Bank shall be subject to reversal if final collection in good collected funds of the related item is not received by the Bank in accordance with the Bank's customary procedures and practices for collecting provisional items

ss.2.6.4. Payment of Fees, Costs, and Expenses; Indemnification. The Borrower agrees to pay the Bank any and all normal and customary fees, costs and expenses which the Bank incurs in connection with the Bank maintaining the Lock Box Account and depositing for collection by the Bank any check or other item of payment. Absent gross negligence or willful misconduct by the Bank, the Borrower agrees to indemnify the Bank and to hold the Bank harmless from and against any loss, cost or expense sustained or incurred by the Bank on account of any claims arising in connection with the Bank's operation of the Lock Box Account

      (c)   Section 7.3 of the Credit Agreement is amended
by:
(i)   deleting the proviso at the end of clause (a)
contained in such ss.7.3 and restating it  in its entirety as follows:

; provided that (i) other than the third fiscal quarter of 1996, a net loss as at the end of any single fiscal quarter shall not exceed ten percent (10%) of Consolidated Tangible Net Worth as at the end of such fiscal quarter, (ii) a net loss during the third fiscal quarter of 1996 shall not exceed $3,500,000, and
(iii) a net loss during the Borrower's second and third fiscal quarters of 1996 shall not constitute an Event of Default so long as the Borrower is in compliance with the immediately preceding clauses (i) and (ii) as at the end of such third fiscal quarter.

(ii) deleting the ratio "0.8 to 1" contained in clause (b) of such ss.7.3 and substituting the ratio "0.95 to 1" therefor.

(d) Notwithstanding the definitions of LIBOR Business Day, LIBOR Lending Office, LIBOR Rate, LIBOR Rate Loans and LIBOR Rate Margin contained in ss.1 of the Credit Agreement and the provisions of the Credit Agreement applicable thereto, from and after October 17, 1996, no LIBOR Rate Loans will be made available to the Borrower.

      ss.3.   Conditions to Effectiveness.  This Amendment
shall not become effective until the Bank shall have received from the Borrower:

      (a)   This Second Amendment executed by the Borrower;
and
      (b) Payment of an amendment fee in the amount of $5,000.

      ss.4. Affirmation and Acknowledgment of the Borrower. The Borrower hereby ratifies and confirms all of its Obligations to the Bank, including, without limitation the Loans, and the Borrower hereby affirms its absolute and unconditional promise to pay to the Bank the Loans and all other amounts due under the Credit Agreement as amended hereby.

      ss.5.   Representations and Warranties.  The Borrower
hereby represents and warrants to the  Bank as follows:

      (a) The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of its obligations and agreements under this Amendment and the Credit Agreement as amended hereby, are within the corporate authority of the Borrower, have been authorized by all necessary corporate proceedings on behalf of the Borrower, and do not and will not contravene any provision of law or any of the Borrower's charter, other incorporation papers, by-laws or any stock provision or any amendment thereof or of any indenture, agreement, instrument or undertaking binding upon the Borrower;

      (b) This Amendment and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights;

      (c) No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Borrower of this Amendment or the Credit Agreement as amended hereby, or the consummation by the Borrower of the transactions among the parties contemplated hereby and thereby or referred to herein;

      (d) The representations and warranties contained in ss.4 of the Credit Agreement were correct at and as of the date made. Except to the extent that the facts upon which such representations and warranties were based have changed in the ordinary course of business (which changes, either singly or in the aggregate, have not been materially adverse) and after giving effect to the provisions hereof, such representations and warranties also are correct at and as of the date hereof; and

      (e) The Borrower has performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and as of the date hereof, after giving effect to the provisions hereof, there exists no Event of Default or Default.

      ss.6.   Miscellaneous Provisions.  (a) Except as
otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and the Credit Agreement shall be read and construed as one instrument;

      (b)   THIS AMENDMENT IS INTENDED TO TAKE EFFECT AS AN
AGREEMENT UNDER  SEAL AND SHALL BE CONSTRUED ACCORDING TO
AND GOVERNED BY THE LAWS OF THE  COMMONWEALTH OF
MASSACHUSETTS;

      (c) This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought; and

      (d) Pursuant to ss.11 of the Credit Agreement, the Borrower hereby agrees to pay to the Bank, on demand by the Bank, all reasonable out-of-pocket costs and expenses incurred or sustained by the Bank in connection with the preparation of this Amendment (including reasonable legal fees).
      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                    EXPERT SOFTWARE, INC.


                                       By: /s/ Charles H. Murphy
                                       Name:   Charles H. Murphy
                                       Title:  Chief Financial Officer

                                    THE FIRST NATIONAL BANK
                                    OF BOSTON


                                       By:/s/ Joseph L. Massimo
                                              Joseph L. Massimo
                                              Vice President

--BOS-BUS:306966.2BOS-BUS:306966.2STOCK PLEDGE AGREEMENT




This STOCK PLEDGE AGREEMENT is made as of September 17, 1996, by and between , (the "Company"), and , (the "Bank").

WHEREAS, the Company is the direct or indirect legal and beneficial owner of all of the issued and outstanding shares of each class of the capital stock of each of the corporations described on Annex A (the "Subsidiaries"); and

WHEREAS, the Company has entered into a dated as of May 31, 1996, (as amended and in effect from time to time, the "Credit Agreement"), with the Bank, pursuant to which the Bank, subject to the terms and conditions contained therein, is to make loans or otherwise to extend credit to the Company; and

WHEREAS, it is a condition precedent to the Bank making any loans or otherwise to extend credit to the Company under the Credit Agreement that the Company execute and deliver to the Bank a pledge agreement in substantially the form hereof; and WHEREAS, the Company wishes to grant pledges and security interests in favor of the Bank as herein provided;

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Pledge of Stock, etc.

1.1.  Pledge of Stock.

The Company hereby pledges, assigns, grants a security interest in, and delivers to the Bank, all of the shares of capital stock of the Subsidiaries of every class, as more fully described on Annex A hereto, to be held by the Bank subject to the terms and conditions hereinafter set forth. The certificates for such shares, accompanied by stock powers or other appropriate instruments of assignment thereof duly executed in blank by the Company, have been delivered to the Bank.

1.2.  Additional Stock.

In case the Company shall acquire any additional shares of the capital stock of any Subsidiary or corporation which is the successor of any Subsidiary, or any securities exchangeable for or convertible into shares of such capital stock of any class of any Subsidiary, by purchase, stock dividend, stock split or otherwise, then the Company shall forthwith deliver to and pledge such shares or other securities to the Bank under this Agreement and shall deliver to the Bank forthwith any certificates therefor, accompanied by stock powers or other appropriate instruments of assignment duly executed in blank by the Company. The Company agrees that the Bank may from time to time attach as Annex A hereto an updated list of the shares of capital stock or securities at the time pledged with the Bank hereunder.

1.3.  Pledge of Cash Collateral Account.

The Company also hereby pledges, assigns, grants a security interest in, and delivers to the Bank, the Cash Collateral Account and all of the Cash Collateral as such terms are hereinafter defined.

2.  Definitions.

The term "Obligations" and all other capitalized terms used herein without definition shall have the respective meanings provided therefor in the Credit Agreement. Terms used herein and not defined in the Credit Agreement or otherwise defined herein that are defined in the Uniform Commercial Code have such defined meanings herein, unless the context otherwise indicated or requires, and the following terms shall have the following meanings:


Cash Collateral.  See ss.4.

Cash Collateral Account.  See ss.4.

Stock. Includes the shares of stock described in Annex A attached hereto and any additional shares of stock at the time pledged with the Bank hereunder.
Stock Collateral. The property at any time pledged to the Bank hereunder (whether described herein or not) and all income therefrom, increases therein and proceeds thereof, including without limitation that included in Cash Collateral but excluding from the definition of "Stock Collateral" any income, increases or proceeds received by the Company to the extent expressly permitted by ss.6.

Time Deposits.  See ss.4.

3.  Security for Obligations.

This Agreement and the security interest in and pledge of the Stock Collateral hereunder are made with and granted to the Bank as security for the payment and performance in full of all the Obligations.

4.  Liquidation, Recapitalization, etc.

4.1.  Distributions Paid to Bank.

Any sums or other property paid or distributed upon or with respect to any of the Stock, whether by dividend or redemption or upon the liquidation or dissolution of the issuer thereof or otherwise, shall, except to the limited extent provided in ss.6, be paid over and delivered to the Bank to be held by the Bank as security for the payment and performance in full of all of the Obligations. In case, pursuant to the recapitalization or reclassification of the capital of the issuer thereof or pursuant to the reorganization thereof, any distribution of capital shall be made on or in respect of any of the Stock or any property shall be distributed upon or with respect to any of the Stock, except to the limited extent provided in ss.6 the property so distributed shall be delivered to the Bank to be held by it as security for the Obligations. Except to the limited extent provided in ss.6, all sums of money and property paid or distributed in respect of the Stock, whether as a dividend or upon such a liquidation, dissolution, recapitalization or reclassification or otherwise, that are received by the Company shall, until paid or delivered to the Bank, be held in trust for the Bank as security for the payment and performance in full of all of the Obligations. 4.2. Cash Collateral Account.

All sums of money that are delivered to the Bank pursuant to this ss.4 shall be deposited into an interest bearing account with the Bank (the "Cash Collateral Account"). Some or all of the funds from time to time in the Cash Collateral Account may be invested in time deposits, including, without limitation, certificates of deposit issued by the Bank (such certificates of deposit or other time deposits being hereinafter referred to, collectively, as "Time Deposits"), that are satisfactory to the Bank after consultation with the Company, provided, that, in each such case, arrangements satisfactory to the Bank are made and are in place to perfect and to ensure the first priority of the Bank's security interest therein. Interest earned on the Cash Collateral Account and on the Time Deposits, and the principal of the Time Deposits at maturity that is not invested in new Time Deposits, shall be deposited in the Cash Collateral Account. The Cash Collateral Account, all sums from time to time standing to the credit of the Cash Collateral Account, any and all Time Deposits, any and all instruments or other writings evidencing Time Deposits and any and all proceeds or any thereof are hereinafter referred to as the "Cash Collateral."

4.3.  Company's Rights to Cash Collateral, etc.

Except as otherwise expressly provided in ss.15, the Company shall have no right to withdraw sums from the Cash Collateral Account, to receive any of the Cash Collateral or to require the Bank to part with the Bank's possession of any instruments or other writings evidencing any Time Deposits. 5. Warranty of Title; Authority.

The Company hereby represents and warrants that: (i) the Company has valid title to, and is the sole record and beneficial owner of, the Stock described in ss.1, subject to no pledges, liens, security interests, charges, options, restrictions or other encumbrances except the pledge and security interest created by this Agreement, (ii) all of the Stock described in ss.1 is validly issued, fully paid and non-assessable, (iii) the Company has full power, authority and legal right to execute, deliver and perform its obligations under this Agreement and to pledge and grant a security interest in all of the Stock Collateral pursuant to this Agreement, and the execution, delivery and performance hereof and the pledge of and granting of a security interest in the Stock Collateral hereunder have been duly authorized by all necessary corporate or other action and do not contravene any law, rule or regulation or any provision of the Company's charter documents or by-laws or of any judgment, decree or order of any tribunal or of any agreement or instrument to which the Company is a party or by which it or any of its property is bound or affected or constitute a default thereunder, and
(iv) the information set forth in Annex A hereto relating to the Stock is true, correct and complete in all respects. The Company covenants that it will defend the Bank's rights and security interest in such Stock against the claims and demands of all persons whomsoever. The Company further covenants that it will have the like title to and right to pledge and grant a security interest in the Stock Collateral hereafter pledged or in which a security interest is granted to the Bank hereunder and will likewise defend the Bank's rights, pledge and security interest thereof and therein.

6.  Dividends, Voting, etc., Prior to Maturity.

So long as no Default or Event of Default shall have occurred and be continuing, the Company shall be entitled to receive all cash dividends paid in respect of the Stock, to vote the Stock and to give consents, waivers and ratifications in respect of the Stock; provided, however, that no vote shall be cast or consent waiver or ratification given by the Company if the effect thereof would impair any of the Stock Collateral or be inconsistent with or result in any violation of any of the provisions of the Credit Agreement, the Note or any of the other Loan Documents. All such rights of the Company to receive cash dividends shall cease in case an Event of Default shall have occurred and be continuing. All such rights of the Company to vote and give consents, waivers and ratifications with respect to the Stock shall, at the Bank's option as evidenced by the Bank's notifying the Company of such election, cease in case an Event of Default shall have occurred and be continuing.

7.  Remedies.

7.1.  In General.

If an Event of Default shall have occurred and be continuing, the Bank shall thereafter have the following rights and remedies (to the extent permitted by applicable law) in addition to the rights and remedies of a secured party under the , all such rights and remedies being cumulative, not exclusive, and enforceable alternatively, successively or concurrently, at such time or times as the Bank deems expedient: (a) if the Bank so elects and gives notice of such election to the Company, the Bank may vote any or all shares of the Stock (whether or not the same shall have been transferred into its name or the name of its nominee or nominees) for any lawful purpose, including, without limitation, if the Bank so elects, for the liquidation of the assets of the issuer thereof, and give all consents, waivers and ratifications in respect of the Stock and otherwise act with respect thereto as though it were the outright owner thereof (the Company hereby irrevocably constituting and appointing the Bank the proxy and attorney-in-fact of the Company, with full power of substitution, to do so);

(b) the Bank may demand, sue for, collect or make any compromise or settlement the Bank deems suitable in respect of any Stock Collateral; (c) the Bank may sell, resell, assign and deliver, or otherwise dispose of any or all of the Stock Collateral, for cash or credit or both and upon such terms at such place or places, at such time or times and to such entities or other persons as the Bank thinks expedient, all without demand for performance by the Company or any notice or advertisement whatsoever except as expressly provided herein or as may otherwise be required by law;

(d) the Bank may cause all or any part of the Stock held by it to be transferred into its name or the name of its nominee or nominees; and

(e) the Bank may set off against the Obligations any and all sums deposited with it or held by it, including without limitation, any sums standing to the credit of the Cash Collateral Account and any Time Deposits issued by the Bank.

7.2.  Sale of Stock Collateral.

In the event of any  disposition  of the Stock  Collateral as provided in clause
(c) of ss.7.1, the Bank shall give to the Company at least five Business Days prior written notice of the time and place of any public sale of the Stock Collateral or of the time after which any private sale or any other intended disposition is to be made. The Company hereby acknowledges that five Business Days prior written notice of such sale or sales shall be reasonable notice. The Bank may enforce its rights hereunder without any other notice and without compliance with any other condition precedent now or hereunder imposed by statute, rule of law or otherwise (all of which are hereby expressly waived by the Company, to the fullest extent permitted by law). The Bank may buy any part or all of the Stock Collateral at any public sale and if any part or all of the Stock Collateral is of a type customarily sold in a recognized market or is of the type which is the subject of widely-distributed standard price quotations, the Bank may buy at private sale and may make payments thereof by any means. The Bank may apply the cash proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling and the like, to reasonable attorneys' fees, travel and all other expenses which may be incurred by the Bank in attempting to collect the Obligations or to enforce this Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Agreement, and then to the Obligations in the order set forth in such order or preference as the Bank may determine after proper allowance for Obligations not then due. Only after such applications, and after payment by the Bank of any amount required by ss.9-504(1)(c) of the , need the Bank account to the Company for any surplus.

7.3.  Private Sales.

The Company recognizes that the Bank may be unable to effect a public sale of the Stock by reason of certain prohibitions contained in the Securities Act, federal banking laws, and other applicable laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers. The Company agrees that any such private sales may be at prices and other terms less favorable to the seller than if sold at public sales and that such private sales shall not by reason thereof be deemed not to have been made in a commercially reasonable manner. The Bank shall be under no obligation to delay a sale of any of the Stock for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act, or such other federal banking or other applicable laws, even if the issuer would agree to do so. Subject to the foregoing, the Bank agrees that any sale of the Stock shall be made in a commercially reasonable manner, and the Company agrees to use its best efforts to cause the issuer or issuers of the Stock contemplated to be sold, to execute and deliver, and cause the directors and officers of such issuer to execute and deliver, all at the Company's expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary or, in the reasonable opinion of the Bank, advisable to exempt such Stock from registration under the provisions of the Securities Act, and to make all amendments to such instruments and documents which, in the opinion of the Bank, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Company further agrees to use its best efforts to cause such issuer or issuers to comply with the provisions of the securities or "Blue Sky" laws of any jurisdiction which the Bank shall designate. 7.4. Company's Agreements, etc.

The Company further agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make any sales of any portion or all of the Stock pursuant to this ss.7 valid and binding and in compliance with any and all applicable laws (including, without limitation, the Securities Act, the rules and regulations of the Securities and Exchange Commission applicable thereto and all applicable state securities or "Blue Sky" laws), regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Company's expense. The Company further agrees that a breach of any of the covenants contained in this ss.7 will cause irreparable injury to the Bank, that the Bank has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this ss.7 shall be specifically enforceable against the Company and the Company hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

8.  Marshalling.

The Bank shall not be required to marshal any present or future security for (including but not limited to this Agreement and the Stock Collateral), or other assurances of payment of, the Obligations or any of them, or to resort to such security or other assurances of payment in any particular order. All of the Bank's rights hereunder and in respect of such security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, the Company hereby agrees that it will not invoke any law relating to the marshalling of collateral that might cause delay in or impede the enforcement of the Bank's rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and to the extent that it lawfully may the Company hereby irrevocably waives the benefits of all such laws.

9.  Company's Obligations Not Affected.

The obligations of the Company hereunder shall remain in full force and effect without regard to, and shall not be impaired by (i) any exercise or nonexercise, or any waiver, by the Bank of any right, remedy, power or privilege under or in respect of any of the Obligations or any security thereof (including this Agreement); (ii) any amendment to or modification of the Credit Agreement, the Note, the other Loan Documents or any of the Obligations; (iii) any amendment to or modification of any instrument (other than this Agreement) securing any of the Obligations, including, without limitation, any of the Security Documents; or (iv) the taking of additional security for, or any other assurances of payment of, any of the Obligations or the release or discharge or termination of any security or other assurances of payment or performance for any of the Obligations; whether or not the Company shall have notice or knowledge of any of the foregoing.

10.  Transfer, etc., by Company.

Without the prior written consent of the Bank, the Company will not sell, assign, transfer or otherwise dispose of, grant any option with respect to, or pledge or grant any security interest in or otherwise encumber or restrict any of the Stock Collateral or any interest therein, except for the pledge thereof and security interest therein provided for in this Agreement.

11.  Further Assurances.

The Company will do all such acts, and will furnish to the Bank all such financing statements, certificates, legal opinions and other documents and will obtain all such governmental consents and corporate approvals and will do or cause to be done all such other things as the Bank may reasonably request from time to time in order to give full effect to this Agreement and to secure the rights of the Bank hereunder, all without any cost or expense to the Bank. If the Bank so elects, a photocopy of this Agreement may at any time and from time to time be filed by the Bank as a financing statement in any recording office in any jurisdiction. 12. Bank's Exoneration.

Under no circumstances shall the Bank be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Stock Collateral of any nature or kind or any matter or proceedings arising out of or relating thereto, other than (i) to exercise reasonable care in the physical custody of the Stock Collateral and (ii) to act in a commercially reasonable manner. Except as expressly provided above, the Bank shall not be required to take any action of any kind to collect, preserve or protect its or the Company's rights in the Stock Collateral or against other parties thereto. The Bank's prior recourse to any part or all of the Stock Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of any of the Obligations.

13.  No Waiver, etc.

No act, failure or delay by the Bank shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by the Bank of any default or right or remedy that it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion. The Company hereby waives presentment, notice of dishonor and protect of all instruments, included in or evidencing any of the Obligations or the Stock Collateral, and any and all other notices and demands whatsoever (except as expressly provided herein or in the Credit Agreement).

14.  Notice, etc.

All notices, requests and other communications hereunder shall be made in the manner set forth in ss.11 of the Credit Agreement.

15.  Termination.

Upon final payment and performance in full of the Obligations, this Agreement shall terminate and the Bank shall, at the Company's request and expense, return such Stock Collateral in the possession or control of the Bank as has not theretofore been disposed of pursuant to the provisions hereof, together with any moneys and other property at the time held by the Bank hereunder.

16.  No Waiver.

Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a written instrument expressly referring to this Agreement and to the provisions so modified or limited, and executed by the party to be charged. 17. Successors and Assigns.

This Agreement and all obligations of the Company shall be binding upon the successors and assigns of the Company, and shall, together with the rights and remedies of the Bank hereunder, inure to the benefit of the Bank, its successors in title and assigns.

18.  Governing Law.

THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS AN INSTRUMENT UNDER SEAL AND THIS AGREEMENT AND THE OBLIGATIONS OF THE PLEDGOR HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE .

19.  Waiver of Jury Trial.

THE COMPANY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT
TO ANY ACTION  OR CLAIM ARISING OUT OF ANY DISPUTE IN
CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, the Company waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Company (i) certifies that neither the Bank nor any representative, agent or attorney of the Bank has represented, expressly or otherwise, that the Bank would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that, in entering into the Credit Agreement and the other Loan Documents to which the Bank is a party, the Bank is relying upon, among other things, the waivers and certifications contained in thisss.19.

20.  Headings.

The descriptive section headings have been inserted for convenience of reference only and do not define or limit the provisions hereof.

21.  Severability, etc.

If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall be in no way affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Company acknowledges receipt of a copy of this Agreement.


IN WITNESS WHEREOF, intending to be legally bound, the Company and the Bank have caused this Agreement to be executed as of the date first above written.




By:   /s/ Charles H. Murphy
Name:     Charles H. Murphy
Title:    Chief Financial Officer












By: /s/ Joseph L. Massimo
Joseph L. Massimo, Vice President





The undersigned Subsidiary hereby joins in the above Agreement for the sole purpose of consenting to and being bound by the provisions of ss.ss.4.1, 6 and 7 thereof, the undersigned hereby agreeing to cooperate fully and in good faith with the Bank and the Company in carrying out such provisions.

SWFTE INTERNATIONAL, LTD.



By:
Name:
Title:

--ANNEX A TO PLEDGE AGREEMENT

None of the issuers has any authorized, issued or outstanding shares of its capital stock of any class or any commitments to issue any shares of its capital stock of any class or any securities convertible into or exchangeable for any shares of its capital stock of any class except as otherwise stated in this Annex A.




Issuer:                      ES International Inc.          SWFTE Int'l, Ltd
Record Owner:                Company                        Company
Class of Shares:             Common Stock                   Common Stock
No. of Authorized Shares:    1000                           100
No. of Issued Shares:        1000                           100
No. of Outstanding Shares:   1000                           100
Par of Liquidation Value:    $.01                           $.01